                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement

/X/  Definitive Proxy Statement

/ /  Definitive Additional Materials

/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                           Scientific-Atlanta, Inc.
- - - --------------------------------------------------------------------------------
                  (Name of Registrant as Specified in Charter)

                           Scientific-Atlanta, Inc.
- - - --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(j)(2).

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

     (4)  Proposed maximum aggregate value of transaction:

     Set forth the amount on which the filing fee is calculated and state how it was determined.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

Scientific
 Atlanta
 (LOGO)


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

     The Annual Meeting of Shareholders of Scientific-Atlanta, Inc., will be held on Friday, November 11, 1994, at 9:00 a.m., local time, at the Swissotel, 3391 Peachtree Road, N.E., Atlanta, Georgia 30326 for the purpose of considering and voting upon the following matters, all of which are described in the attached Proxy Statement:

          1. The election of three directors;

          2. A proposal to approve the Corporation's Long-Term Incentive Plan;

          3. A proposal to approve the Corporation's Senior Officer Annual Incentive Plan;

          4. A proposal to ratify the selection of Arthur Andersen LLP as independent auditors of the Corporation for the current fiscal year; and

          5. Such other matters as may properly come before the meeting and any adjournment thereof.

     Only shareholders of record at the close of business on September 23, 1994 shall be entitled to notice of and to vote at the meeting and any adjournment thereof.

     A proxy solicited by the Board of Directors, together with a Proxy Statement and a copy of the 1994 Annual Report, are enclosed herewith. Please sign, date, and return the proxy promptly in the enclosed business reply envelope. If you attend the meeting and wish to vote in person, you may do so by withdrawing your proxy prior to the meeting.

                                          By order of the Board of Directors

                                           /s/ William E. Eason, Jr.
                                           -------------------------
                                           William E. Eason, Jr.
                                                 Secretary

October 3, 1994

PLEASE COMPLETE AND RETURN THE ENCLOSED PROXY PROMPTLY SO THAT YOUR VOTE MAY BE RECORDED AT THE MEETING IF YOU DO NOT ATTEND PERSONALLY.


Scientific-Atlanta, Inc., One Technology Parkway, South, Norcross, Georgia 30092

                            SCIENTIFIC-ATLANTA, INC.
                         ONE TECHNOLOGY PARKWAY, SOUTH
                            NORCROSS, GEORGIA 30092

                                PROXY STATEMENT

     Scientific-Atlanta, Inc. recently effected a two-for-one stock split-up in the form of a stock dividend. The stock dividend will be payable on or about October 6, 1994 to shareholders of record at the close of business on September 8, 1994. All share data in this Proxy Statement has been adjusted retroactively to account for the stock dividend.

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Scientific-Atlanta, Inc. (the "Corporation"), for use at the Annual Meeting of Shareholders of the Corporation to be held on November 11, 1994, and any adjournment thereof. Shareholders of record as of the close of business on September 23, 1994 (the "Record Date") are entitled to notice of and to vote at the meeting. On that date the Corporation had 75,687,468 shares of Common Stock, par value $0.50 per share (the "Common Stock"), outstanding and entitled to vote at the meeting, with each share entitled to one vote.

     Copies of solicitation materials will be furnished to brokerage houses and other fiduciaries for forwarding to beneficial owners of shares of the Corporation's Common Stock. The Corporation has engaged Morrow & Co., Inc. to assist in the solicitation of proxies from brokers, banks and their nominees which are shareholders of record, at a cost of approximately $8,000. The costs of this solicitation, including the cost of preparing and mailing this Proxy Statement, will be paid by the Corporation. In addition to solicitations by mail, directors and regular employees of the Corporation may solicit proxies in person or by telephone or telegraph without receiving any compensation in addition to their regular compensation as directors or employees.

     Proxies are first being mailed to shareholders on October 3, 1994. Any proxy which is returned by a shareholder properly completed and which is not revoked will be voted at the meeting in the manner specified therein. Unless contrary instructions are given, the persons designated as proxyholders in the accompanying proxy card(s) (or their substitutes) will vote FOR the election of the Board of Directors' nominees, FOR Proposals 2, 3 and 4, and in the proxyholders' discretion with regard to all other matters. Any proxy given pursuant to this solicitation may be revoked prior to the meeting at any time by delivering an instrument revoking it, or a duly executed proxy bearing a later date, to the Secretary of the Corporation. Any proxy given pursuant to this solicitation may also be revoked by any shareholder who attends the meeting and gives oral notice of his election to vote in person, without compliance with any other formalities.

     The presence at the meeting, in person or by proxy, of a majority of the shares of Common Stock outstanding on the Record Date will constitute a quorum at the meeting. Votes cast by proxy or in person at the Annual Meeting will be counted by the persons appointed by the Corporation to act as the inspectors of election for the meeting. Inspectors of election will treat shares represented by proxies that reflect abstentions or include "broker non-votes" as shares that are present and entitled to vote for purposes of determining the presence of a quorum. With the exception of the proposals regarding the Long-Term Incentive Plan (the "LTIP") and the Senior Officer Annual Incentive Plan (the "Incentive Plan") where abstentions will be included in the calculations for the purpose of determining whether the matters have been approved and will be treated as "no" votes, abstentions or "broker non-votes" do not constitute a vote "for" or "against" any matter and thus will be disregarded in any calculation of "votes cast". If a broker or nominee has physically indicated on the proxy that it does not have discretionary authority to vote on a matter, those shares will be treated as not present and not entitled to vote with respect to that matter (even though those shares may be considered entitled to vote for quorum purposes and entitled to vote on other matters).

     Any unmarked proxies, including those submitted by brokers or nominees, will be voted in favor of the proposals and the nominees for the Board of Directors, as indicated in the accompanying proxy card.

                          CERTAIN BENEFICIAL OWNERSHIP

     The following table sets forth information as to shares of the Corporation's Common Stock held by persons known to the Corporation to be the beneficial owners of more than five percent of the Corporation's Common Stock based upon information publicly filed by such persons:

                                                       AMOUNT AND NATURE
                                                         OF BENEFICIAL                   PERCENT OF
        NAME AND ADDRESS OF BENEFICIAL OWNER               OWNERSHIP                       CLASS
- - - -----------------------------------------------------  -----------------                 ----------
The Equitable Companies Incorporated                       12,109,600(1)                    16.0%
787 Seventh Avenue
New York, New York 10019
FMR Corp.                                                   8,858,304(2)                    11.7%
82 Devonshire Street
Boston, Massachusetts 02109
SunBank Capital Management, National Association            4,976,800(3)                     6.6%
200 South Orange Avenue
Orlando, Florida 32801

- - - ---------------

(1) Based on a Schedule 13G, dated March 8, 1994, filed with the Securities and Exchange Commission by The Equitable Companies Incorporated and related entities, including Alliance Capital Management, L.P. The Equitable Companies Incorporated and related entities have sole voting power over 10,249,700 shares and sole dispositive power over 12,109,600 shares.

(2) Based on a Schedule 13G, dated June 8, 1994, filed with the Securities and Exchange Commission by FMR Corp. and related entities. Of such shares, FMR Corp. has sole voting power over 235,724 shares and sole dispositive power over 8,858,304 shares. Includes shares held as trustee for certain of the Corporation's employee benefit plans.

(3) Based on a Schedule 13G, dated February 11, 1994, filed with the Securities and Exchange Commission by SunBank Capital Management and related entities. SunBank Capital Management has sole voting and dispositive power over all such shares.

     The following table sets forth information as of July 1, 1994 with respect to shares of the Corporation's Common Stock owned by each director of the Corporation, each executive officer named in the Summary Compensation Table and by all directors and executive officers as a group.

                                                         AMOUNT AND NATURE                 PERCENT
                        NAME OF                            OF BENEFICIAL                     OF
                   BENEFICIAL OWNER                       OWNERSHIP(1)(2)                   CLASS
- - - -------------------------------------------------------  -----------------                 -------
Marion H. Antonini.....................................        31,125                          *
William E. Kassling....................................        37,125                          *
Wilbur Branch King.....................................        33,450                          *
Mylle Bell Mangum......................................           280                          *
Alonzo L. McDonald.....................................        46,250                          *
James F. McDonald......................................       261,374(3)                       *
David J. McLaughlin....................................        27,756                          *
James V. Napier........................................        56,169                          *
Sidney Topol...........................................        23,326                          *
John H. Levergood......................................        42,000                          *
Raymond D. Lucas.......................................        68,292                          *
Dr. H. Allen Ecker.....................................        51,578                          *
Jack W. Simpson, Sr....................................        32,092                          *
All Directors and Executive Officers as a group (18
  persons).............................................       954,715(3)                     1.3%

- - - ---------------

  * Represents less than one percent.

(1) Unless otherwise indicated, each person has sole voting and dispositive power with respect to the shares shown. The table does not include rights to receive performance-based restricted stock awards granted under the LTIP subject to shareholder approval of the LTIP. See "Report of the Human Resources and Compensation Committee" and "Proposal No. 2 -- Proposal to Approve Long-Term Incentive Plan."

(2) Includes the following number of shares of Common Stock that may be purchased upon the exercise of stock options exercisable on July 1, 1994 or within 60 days thereafter: Mr. Antonini, 28,125; Mr. Kassling, 28,125; Mr. King, 13,126; Mr. Alonzo L. McDonald, 41,250; Mr. James F. McDonald, 125,000; Mr. McLaughlin, 15,626; Mr. Napier, 41,251; Mr. Levergood, 40,000;
     Mr. Lucas, 55,000; Dr. Ecker, 46,050; Mr. Simpson, 21,000; and all directors and executive officers as a group, 623,053.

(3) Includes 50,000 shares of restricted stock granted to Mr. James F. McDonald which have not yet vested, but with respect to which Mr. McDonald has voting power. See "Compensation of Officers and Directors -- Summary Compensation Table."

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

     The Articles of Incorporation of the Corporation provide for the division of the Board of Directors into three classes, with the directors in each class serving for a term of three years. At the Annual Meeting, three nominees for director are to be elected to serve until the Annual Meeting of Shareholders in 1997 and until their successors are elected and qualified. All of the nominees for election as directors at this meeting, and all directors whose term of office will continue after the Annual Meeting, are currently directors of the Corporation.

     Directors are to be elected by a plurality of the votes cast at the Annual Meeting in person or by proxy by the holders of shares entitled to vote in the election. The Board of Directors is informed that all of the nominees are willing to serve as directors, but if any of them should decline or be unable to act as a director, the persons designated as proxyholders in the accompanying proxy card(s) (or their substitutes) will vote for such substitute nominee or nominee(s) as may be designated by the Board of Directors unless the Board reduces the number of directors accordingly.

NOMINEES FOR DIRECTORS

     The following information has been furnished by the respective nominees for election as directors for a term expiring in 1997.

                                                                                        DIRECTOR
               NAME                              PRINCIPAL OCCUPATION                    SINCE
- - - ----------------------------------   ---------------------------------------------      --------
David J. McLaughlin                  President, McLaughlin and Company, Inc.              1987
James V. Napier                      Chairman of the Board, Scientific-Atlanta,           1978
                                       Inc.
Sidney Topol                         President, Topol Group, Inc.                         1972

     Mr. McLaughlin, 58, has been President of McLaughlin and Company, Inc. since 1984. That firm helps organizations manage change and improve performance through consulting, seminars and publications. From 1987 until 1990 he also served as Managing Principal of Sibson & Company, Inc., consultants in the field of human resources. He is a director of Exide Electronics Group, Inc., Smart & Final, Inc., HR Soft, Inc. and TBI Inc.

     Mr. Napier has been Chairman of the Board of the Corporation since November 1992. Mr. Napier served as interim Chief Executive Officer of the Corporation from December 1992 until July 1993. From 1988 to 1992 he was Chairman and President of Commercial Telephone Group, Inc., a designer of telecommunications products. From 1986 to 1988 he was an independent business consultant. From March 1985 until March 1986 he served as President of HBO & Company, which provides information processing materials and services to health care facilities. Previously, he was Chairman and Chief Executive Officer of Contel Corporation, a telecommunications company. Mr. Napier is 57 and is a director of Engelhard Corporation, Vulcan Materials Company, HBO & Company, Intelligent Systems, L.P., and Rhodes, Inc.

     Mr. Topol, 69, served as President of the Corporation from 1971 to 1983, Chief Executive Officer from 1975 to 1987, and Chairman of the Board from 1978 to 1990. He is presently President of Topol Group, Inc., a consulting and investment firm, a position he has held for more than five years. Mr. Topol is a director of Alpha Industries, Inc. and is Chairman of the Massachusetts Telecommunications Council.

OTHER DIRECTORS

     The following information has been furnished by the other directors, whose terms of office will continue after the 1994 Annual Meeting.

                                                                                       DIRECTOR
            NAME                              PRINCIPAL OCCUPATION                      SINCE
- - - ----------------------------    -------------------------------------------------      --------
Marion H. Antonini              Chairman and Chief Executive Officer, Welbilt            1990
                                  Corporation
William E. Kassling             Chairman and Chief Executive Officer,                    1990
                                  Westinghouse Air Brake Company
Wilbur Branch King              Attorney at Law, Of Counsel to                           1971
                                  Kilpatrick & Cody
Mylle Bell Mangum               Executive Vice President -- Strategic Management,        1993
                                  Holiday Inn Worldwide
Alonzo L. McDonald              Chairman and Chief Executive Officer, Avenir             1985
                                  Group, Inc.
James F. McDonald               President and Chief Executive Officer of the             1993
                                  Corporation

     Mr. Antonini has been Chairman of the Board of Welbilt Corporation since July 1990 and President and Chief Executive Officer of that company since September 1990. From 1986 to 1990, Mr. Antonini served as Chairman of KD Equities, a merchant banking firm. Prior to that, he served as Group Vice President of Xerox Corporation's Worldwide Operations from 1982 to 1986 and in other executive positions with that company.

Mr. Antonini, 64, is a director of Vulcan Materials Company and Engelhard Corporation. His term of office as a director of the Corporation expires in 1996.

     Mr. Kassling was a Group Vice President of American Standard, Inc. for more than five years before becoming Chief Executive Officer of Westinghouse Air Brake Company in March 1990. Mr. Kassling is 50 and is a director of Dravo Corporation. His term of office as a director expires in 1996.

     Mr. King was a partner in the law firm of Kilpatrick & Cody in Atlanta, Georgia, for more than five years until his retirement in December 1986. Mr. King has been Of Counsel to that firm since his retirement. Kilpatrick & Cody represents the Corporation from time to time in certain legal matters. Mr. King is 65. His term as a director of the Corporation expires in 1995.

     Ms. Mangum has been Executive Vice President -- Strategic Management of Holiday Inn Worldwide ("Holiday Inn") since August 1992. Ms. Mangum is also a member of the Board of Directors and Executive Committee of Holiday Inn. From 1985 until August 1992, Ms. Mangum was Director, Corporate Planning and Development with BellSouth Corporation. Ms. Mangum is 45 and is a director of Carpenter Technology. Her term as a director of the Corporation expires in 1996.

     Mr. Alonzo L. McDonald has been Chairman of Avenir Group, Inc., a firm of private development bankers, for more than five years. Previously, he was President and Vice Chairman of the Board of Bendix Corporation and Managing Director and Chief Executive Officer for worldwide operations of McKinsey & Company. He has served as Director of the White House staff during the Carter administration and in several other key government positions. Mr. McDonald is 66 and is a director of CAE Industries and LaFarge Corporation. His term as a director of the Corporation expires in 1995.

     Mr. James F. McDonald was elected President and Chief Executive Officer of the Corporation effective July 15, 1993. Mr. McDonald was a general partner of
J. H. Whitney & Company, a private investment firm, from 1991 until his employment by the Corporation. From 1989 to 1991 he was President and Chief Executive officer of Prime Computer, Inc., a supplier of CAD/CAM software and computer systems. Prior to that time he was President and Chief Operating Officer of Gould, Inc., a computer and electronics company (1984 to 1989) and held a variety of positions with IBM Corporation (1963 to 1984). Mr. McDonald is 54 and is a director of Burlington Resources, Inc. His term of office as a director of the Corporation expires in 1995.

               MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors met five times during the 1994 fiscal year to consider matters related to the Corporation's business. The Board of Directors has an Executive Committee, an Audit Committee, a Human Resources and Compensation Committee, a Governance and Nominations Committee and a Pension Investment Committee. With the exception of Ms. Mangum, each director attended more than 75% of the aggregate of the total number of meetings of the Board and the committees of which he or she is a member during the period of the 1994 fiscal year that he or she served as a director or committee member.

     The Executive Committee acts for the Board of Directors between meetings, subject to certain limitations. Members of the Executive Committee, which met two times during the 1994 fiscal year, are directors Antonini, Kassling, King, James F. McDonald and Napier. Mr. Napier is Chairman.

     The Audit Committee makes recommendations as to the selection of independent auditors, evaluates the audit services and the Corporation's financial, accounting and internal audit policies, functions and systems, and approves the engagement of independent auditors to provide non-audit services. The Audit Committee met three times during the 1994 fiscal year. The Audit Committee consists of directors Antonini, Kassling, Alonzo L. McDonald, Napier and Topol. Mr. McDonald is Chairman.

     The Human Resources and Compensation Committee makes determinations as to the compensation and benefits to be paid to the Corporation's officers and key employees. The Human Resources and Compensation Committee met seven times during the 1994 fiscal year. The members of the Committee are directors Antonini, King, Mangum, McLaughlin and Napier. Mr. McLaughlin is Chairman.

     The Governance and Nominations Committee considers nominations for directors (and will consider nominees by shareholders) and provides oversight of the governance of the Board of Directors including issues concerning size, committee structure, membership and compensation of the Board. Nominations should be in writing, addressed to Chairman, Governance and Nominations Committee, c/o the Office of the General Counsel, Scientific-Atlanta, Inc., One Technology Parkway, South, Norcross, Georgia 30092. The Governance and Nominations Committee met once during the 1994 fiscal year. The members of the Committee are directors Antonini, Kassling, King and Napier. Mr. King is Chairman.

     The Pension Investment Committee reviews the performance of firms which provide investment advice and services to the Corporation on pension investment matters. The Committee met twice during the 1994 fiscal year. Members of this Committee are directors Mangum, Alonzo L. McDonald, McLaughlin and Topol. Mr. Topol is Chairman.

                     COMPENSATION OF OFFICERS AND DIRECTORS

CASH COMPENSATION

     The following table sets forth in the prescribed format the compensation paid to the Chief Executive Officer and the other four most highly compensated executive officers of the Corporation for services rendered in all capacities during the Corporation's last three fiscal years:

                           SUMMARY COMPENSATION TABLE

                                                                                 LONG-TERM COMPENSATION
                                                                          ------------------------------------
                                                                                  AWARDS              PAYOUTS
                                            ANNUAL COMPENSATION           -----------------------     --------
                                     ----------------------------------   RESTRICTED                                 ALL
                                                               OTHER        STOCK      SECURITIES       LTIP        OTHER
         NAME AND           FISCAL                            ANNUAL       AWARD(S)    UNDERLYING     PAYOUTS      COMPEN-
    PRINCIPAL POSITION       YEAR    SALARY($)   BONUS($)   COMP.($)(1)     ($)(2)     OPTIONS(#)      ($)(3)    SATION($)(4)
- - - --------------------------  ------   ---------   --------   -----------   ----------   ----------     --------   ------------
James F. McDonald.........   1994    $494,231    $344,000     $    --     $1,350,000(5)    350,000(6) $103,808     $142,158
  President and Chief        1993          --         --           --             --           --           --           --
  Executive Officer(7)       1992          --         --           --             --           --           --           --
John H. Levergood.........   1994     282,769    161,500        1,816             --           --       53,610        7,812
  Senior Vice President      1993     137,596    217,800           --             --       60,000           --        4,194
  President, Broadband       1992          --         --           --             --           --           --           --
  Communications Group(8)
Raymond D. Lucas..........   1994     228,308    127,200           --             --       15,000       33,579        6,994
  Senior Vice President,     1993     220,308    113,300           --             --       33,000           --        5,476
  Strategic Operations       1992     210,789    154,300           --             --       66,000           --        4,060
  Chief Strategic Officer
Dr. H. Allen Ecker........   1994     215,115    130,000        1,816             --       17,200       36,207        5,446
  Senior Vice President,     1993     206,038    108,500           --             --       33,000           --        4,126
  Technical Operations       1992     196,615    148,900           --             --       66,000           --        3,147
  Chief Technical Officer
Jack W. Simpson, Sr.......   1994     177,885    159,500           --             --       60,000       41,564      121,708
  Senior Vice President      1993          --         --           --             --           --           --           --
  President, Network         1992          --         --           --             --           --           --           --
  Systems Group(9)

- - - ---------------

(1) The amounts disclosed in this column represent preferential earnings on deferred compensation.

(2) Of the 100,000 shares ($1,350,000 in value) of restricted stock awarded to Mr. McDonald during the fiscal year, 50,000 shares ($853,125 in value) were restricted as of July 1, 1994. The table does not include the following number and value of the rights to receive performance-based restricted stock awards granted under the LTIP, subject to shareholder approval of the LTIP, and held as of July 1, 1994: Mr. McDonald, 38,020 shares, $648,716; Mr. Levergood, 19,640 shares, $335,108; Mr. Lucas, 12,300 shares, $209,869;
     Dr. Ecker, 13,260 shares, $226,249; and Mr. Simpson, 15,220 shares,
     $259,691.

(3) Indicates a portion of the rights to receive performance-based restricted stock awards granted under the LTIP subject to shareholder approval of the plan. The performance objectives for the awards shown in this column were achieved as of the end of the Corporation's 1994 fiscal year. See "Proposal No. 2 -- Proposal to Approve Long-Term Incentive Plan."

(4) For the 1994 fiscal year, the amounts include $84,000 and $80,000 paid as sign-on bonuses to Messrs. McDonald and Simpson, respectively, and $47,773 and $34,136 paid as relocation assistance to Messrs. McDonald and Simpson, respectively. All other amounts in fiscal 1994 represent contributions to the Corporation's 401(k) Plan.

(5) A total of 100,000 shares of restricted stock were awarded to Mr. McDonald in connection with the commencement of his employment with the Corporation. Of these shares, 50,000 vested on February 14, 1994 and 25,000 of such shares shall vest on each of June 15, and July 15, 1995 as long as Mr. McDonald is employed by the Corporation on those dates. The amount shown represents the dollar value of the restricted stock award, calculated by multiplying the closing market price of the Corporation's Common Stock on the date of grant by the number of shares awarded. Dividends are paid on the restricted stock reported in this column.

(6) These options were granted to Mr. McDonald in connection with the commencement of his employment with the Corporation. The Corporation has agreed to issue to Mr. McDonald additional options to purchase 150,000 shares of Common Stock, over a period of the next two fiscal years.

(7) Mr. McDonald was elected President and Chief Executive Officer of the Corporation effective July 15, 1993.

(8) Mr. Levergood re-joined the Corporation as an officer in December 1992. He had retired from the Corporation in December 1989. The amounts shown as salary in the above table exclude $45,224 in retirement benefits and $158,250 in consulting fees paid to Mr. Levergood in fiscal 1993.

(9) Mr. Simpson joined the Corporation as Senior Vice President and President, Network Systems Group in October 1993.

STOCK OPTIONS

     The following tables set forth certain information in the prescribed formats with respect to options granted and exercised under the Corporation's various stock option plans during the last fiscal year:

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                     POTENTIAL REALIZABLE
                                                 INDIVIDUAL GRANTS                         VALUE AT
                                  -----------------------------------------------       ASSUMED ANNUAL
                                               % OF TOTAL                                  RATES OF
                                  NUMBER OF     OPTIONS                                   STOCK PRICE
                                  SECURITIES   GRANTED TO   EXERCISE                     APPRECIATION
                                  UNDERLYING   EMPLOYEES    OR BASE                   FOR OPTION TERM(1)
                                   OPTIONS     IN FISCAL     PRICE     EXPIRATION   -----------------------
              NAME                GRANTED(#)      YEAR       ($/SH)     DATE(2)       5%($)        10%($)
- - - --------------------------------  ----------   ----------   --------   ----------   ----------   ----------
James F. McDonald...............    300,000(3)    24.7%     $ 15.562      7/15/03   $2,936,152   $7,440,785
                                     50,000(3)     4.1         13.50      2/14/04      424,500    1,075,775
John H. Levergood...............         --(4)      --            --           --           --           --
Raymond D. Lucas................     15,000        1.2        15.937      8/23/03      150,345      381,000
Dr. H. Allen Ecker..............     17,200        1.4        15.937      8/23/03      172,396      436,880
Jack W. Simpson, Sr.............     60,000(5)     4.9         17.00     11/10/03      641,473    1,625,617

- - - ---------------

(1) The dollar amounts in these columns are determined using assumed rates of appreciation set by the Securities and Exchange Commission and are not intended to forecast future appreciation, if any, in the market value of the Corporation's Common Stock. Such amounts are based on the assumption that the named persons hold the options for their full 10-year term. The actual value of the options will vary in accordance with the market price of the Corporation's Common Stock.

(2) Stock options were awarded under the Corporation's 1992 Employee Stock Option Plan (the "1992 Plan"). The options become exercisable at the rate of 25% per year commencing on the date of grant, except that if a change of control occurs (as defined in the 1992 Plan), all options become exercisable immediately. Options under the 1992 Plan may be exercised within a period of two years following a termination by reason of retirement, within one year following a termination by reason of death or disability, and within 30 days following a termination for other reasons, except for cause in which case the option expires immediately upon the giving of the notice of such termination. The 1992 Plan grants broad discretion to change or modify the material terms of option grants.

(3) These options were granted in connection with Mr. McDonald's employment by the Corporation.

(4) No options were granted to Mr. Levergood in the Corporation's 1994 fiscal year. In connection with his re-employment by the Corporation during the 1993 fiscal year, Mr. Levergood received a two-year grant of options.

(5) These options were granted in connection with Mr. Simpson's employment by the Corporation.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                              NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                             UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS
                                SHARES                    OPTIONS AT FISCAL YEAR-END(#)   AT FISCAL YEAR-END($)(1)
                             ACQUIRED ON       VALUE      -----------------------------   -------------------------
           NAME              EXERCISE(#)    REALIZED($)     EXERCISABLE/UNEXERCISABLE     EXERCISABLE/UNEXERCISABLE
- - - ---------------------------  ------------   -----------   -----------------------------   -------------------------
James F. McDonald..........     --              $ 0              87,500 / 262,500            $ 157,031 / 471,094
John H. Levergood..........     --                0              30,000 /  30,000              170,625 / 170,625
Raymond D. Lucas...........     --                0              50,998 /  72,752              524,112 / 675,151
Dr. H. Allen Ecker.........     --                0              41,050 /  76,650              422,759 / 708,058
Jack W. Simpson, Sr........     --                0              15,000 /  45,000                  938 /   2,813

- - - ---------------

(1) The amounts in this column are calculated using the difference between the closing market price of the Corporation's Common Stock at the end of the Corporation's 1994 fiscal year and the option exercise prices.

LONG-TERM INCENTIVE AWARDS

     The following table provides information in the prescribed format concerning the right to receive performance-based restricted stock awards granted during the last fiscal year under the LTIP. Such awards are subject to shareholder approval of the LTIP. See "Proposal No. 2 -- Proposal to Approve Long-Term Incentive Plan."

             LONG-TERM INCENTIVE PLAN -- AWARDS IN LAST FISCAL YEAR

                                                          PERFORMANCE       ESTIMATED FUTURE PAYOUTS
                                               NUMBER      OR OTHER                 IN SHARES
                                                 OF      PERIOD UNTIL    -------------------------------
                                               SHARES     MATURATION     THRESHOLD   TARGET(2)   MAXIMUM
                    NAME                        (#)      OR PAYOUT(1)       (#)         (#)        (#)
- - - --------------------------------------------  --------   -------------   ---------   ---------   -------
James F. McDonald...........................    38,020      10 years       3,802         --      38,020
John H. Levergood...........................    19,640      10 years       1,964         --      19,640
Raymond D. Lucas............................    12,300      10 years       1,230         --      12,300
Dr. H. Allen Ecker..........................    13,260      10 years       1,326         --      13,260
Jack W. Simpson, Sr.........................    15,220      10 years       1,522         --      15,220

- - - ---------------

(1) In the 1994 fiscal year, the Corporation granted to 19 key executives rights to receive performance-based restricted stock awards, subject to shareholder approval of the LTIP. Vesting of these shares is based on achieving specified improvements in the Corporation's weighted five-year average return on equity. Results are reviewed annually and shares vest based on the degree of improvement achieved. Any shares which have not vested at the end of the 10-year term are forfeited. The number of shares shown represent a two-year grant and no further shares will be awarded during fiscal 1995.
(2) Vesting of the rights to receive the performance-based restricted stock awards is based on the degree of improvement in the Corporation's weighted five-year average return on equity. Upon achieving the minimum level of improvement, 10% of the rights become vested, as shown in the "Threshold" column. Upon achievement of a specified maximum five-year average return on equity, all such awards will be vested. No "target", as such, has been established, but improvements in the Corporation's return on equity between the "threshold" and the "maximum" levels will result in the vesting of a proportionate number of awards.

RETIREMENT PLANS AND OTHER ARRANGEMENTS

     Defined Benefit Retirement Plan. The Corporation presently has in effect a non-contributory retirement plan (the "Retirement Plan") for the benefit of its employees which provides for the payment of fixed benefits upon normal retirement at age 65 on the basis of years of service and all cash compensation of each employee. Examples of annual retirement benefits payable under the Retirement Plan are set forth in the table below. These examples are based on the following: (i) retirement at the normal retirement age of 65, (ii) "average compensation" is the average compensation in the highest consecutive five of the last ten calendar years of service that immediately precede retirement, and
(iii) the benefits are straight life annuities. Benefits under the Retirement Plan are not reduced by social security benefits. The years of service credited for retirement benefits for the persons named in the Summary Compensation Table are James F. McDonald, 1 year; John H. Levergood, 23 1/6 years; Raymond D. Lucas, 5 1/6 years; Dr. H. Allen Ecker, 17 2/3 years; and Jack W. Simpson,
Sr., 1/2 of 1 year.

                                                     YEARS OF SERVICE(1)
AVERAGE ANNUAL                         -----------------------------------------------
 COMPENSATION                            15        20        25        30        35
- - - --------------                         -------   -------   -------   -------   -------
  $125,000...........................  $26,844   $36,492   $44,484   $44,484   $45,096
   150,000...........................   31,668    44,700    51,096    53,448    55,128
   175,000...........................   31,668    44,700    51,096    53,448    55,128
   200,000...........................   31,668    44,700    51,096    53,448    55,128
   225,000...........................   31,668    44,700    51,096    53,448    55,128
   250,000...........................   31,668    44,700    51,096    53,448    55,128
   500,000...........................   31,668    44,700    51,096    53,448    55,128

- - - ---------------

(1) The Corporation also maintains a supplemental executive retirement plan for certain key executive officers, including Messrs. McDonald, Lucas, Ecker and Simpson. Provisions of the plan include a ten-year vesting requirement and a normal retirement age of 65. Benefits are based upon fifty percent of final average pay with offsets for the Retirement Plan, social security benefits and any retirement benefits payable from former employers. The Corporation has also agreed to provide to Mr. Levergood supplemental retirement benefits based upon Mr. Levergood's average annual earnings multiplied by a retirement factor. Under this arrangement, Mr. Levergood could receive retirement benefits of up to sixty percent of his average annual earnings (base salary and annual bonus) for the highest three years of his employment with the Corporation. The table does not include such supplemental benefits.

     The Internal Revenue Service places an annual maximum limit ($150,000) on the compensation which may be considered in determining a participant's benefits. Effective July 1, 1994, the Corporation adopted a nonqualified Restoration Retirement Plan to provide retirement benefits for those employees whose benefits under the Retirement Plan will be curtailed by the limits prescribed by the Internal Revenue Code. Effective July 1, 1994, if an individual's compensation exceeds the prescribed limits, the excess benefits will be paid by the Corporation pursuant to this plan or the Corporation's supplemental executive retirement plan.

     Agreements with Certain Persons. The Corporation has letter agreements with Messrs. Levergood, Lucas, Ecker and Simpson which provide for the continuation of salary and certain benefits for a 12-month period (24-months with respect to Mr. Levergood) in the event of termination of employment without cause. The Corporation also has agreements with Messrs. McDonald, Lucas, Ecker and Simpson which provide for the payment of two times the executive's compensation plus the continuation of the executive's benefits for two years in the event the executive's employment with the Corporation is terminated within two years from the time of a change of control (as defined in the agreement) of the Corporation, unless such termination is for cause. The Corporation has an agreement with Mr. Levergood which entitles Mr. Levergood to receive the continuation of his base salary for up to 36 months in the event Mr. Levergood is terminated by the Corporation within 18 months of a change of control of the Corporation, as defined in such agreement. In the event Mr. Levergood voluntarily terminates his employment within 18 months of a change of control of the Corporation, Mr. Levergood is entitled to a continuance of his base salary for 24 months or his normal retirement date or death, whichever occurs first.

DIRECTOR COMPENSATION

     Annual Fees. Each Director who is not an employee receives a $30,000 annual retainer, paid quarterly, and $1,250 for each meeting of the Board and each meeting of a committee he or she attends. The Chairman of the Board and each Committee chair receive an additional annual retainer of $50,000 and $5,000, respectively, paid quarterly. Non-Employee Directors may elect to defer all or a portion of their retainer and meeting fees under the Corporation's Non-Employee Director Deferred Compensation Plan. At the election of the participant, deferred amounts are deposited into either an interest account, which earns interest at a rate set annually by the Human Resources and Compensation Committee, or into a phantom stock account, which is deemed to represent the number of shares of the Corporation's Common Stock which the amount deferred could purchase at the market price of such stock at the time of deferral.

     Non-Employee Director Retirement Plan. Under the Retirement Plan for Non-Employee Directors each director who is not an employee of the Corporation ("Non-Employee Director"), who has been a member of the Board of Directors for at least 36 consecutive months and who retires on or after his 65th birthday is entitled to receive for the remainder of his life an annual retirement benefit equal to the annual retainer paid by the Corporation to its directors for the last year that he was a director. A reduced benefit is provided for Non-Employee Directors who retire prior to age 65. The Plan also provides for payments to a Non-Employee Director who becomes totally and permanently disabled and for payments to the spouse of a Non-Employee Director who dies.

     Non-Employee Director Stock Option Plan. Under this plan, an initial option to purchase 30,000 shares of the Corporation's Common Stock has been granted to each Non-Employee Director. An option to purchase an additional 7,500 shares is granted to each such director on the date of each annual meeting of shareholders. The exercise price for each option is the closing sale price of the Corporation's Common Stock on the New York Stock Exchange on the date the option is granted. Each option is exercisable as to 25% of the shares covered thereby after the expiration of one year following the date of grant and for an additional 25% of the shares after the expiration of each succeeding year. The options granted under this plan are exercisable only by a member of the Board, except in certain limited circumstances.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Mr. Napier, who served as interim Chief Executive Officer of the Corporation from December 1992 until July 1993, is a member of the Human Resources and Compensation Committee.

                                 REPORT OF THE
                   HUMAN RESOURCES AND COMPENSATION COMMITTEE

ROLE OF THE COMMITTEE AND THE BOARD

     The Human Resources and Compensation Committee sets compensation policies for the Corporation's senior management within guidelines approved by the Board of Directors. The Committee evaluates individual and corporate performance from a short and long-term perspective, establishes base salaries and approves annual and long-term incentives for all officers, and administers the Corporation's option and incentive plans. The Committee's recommendations regarding the compensation of the Chief Executive Officer are subject to the approval of the full Board.

COMPENSATION PHILOSOPHY

     The Corporation's executive compensation program is designed to attract, motivate and retain highly qualified executives and to encourage the achievement of superior performance. The program is designed to:

     - Foster a performance oriented environment with a high level of variable compensation based on the short and long-term performance of the individual, team, business unit and Corporation against demanding goals and objectives.

     - Provide total compensation opportunities which exceed industry medians for superior financial results and outstanding personal performance.

     - Align the interests of the Corporation's executives and shareholders through the use of stock-based compensation plans.

BASE SALARIES

     The Corporation positions its base salaries to be fully competitive with the range of compensation levels of comparably-sized, high-technology companies and with the Corporation's direct business competitors which have similar market characteristics. National surveys such as Hewitt Associates' Total Compensation Database(T)M and Radford Associates' Management Total Compensation Report and, periodically, independent compensation consultants are utilized by the Committee when determining such salaries.

     In determining whether the base salaries of executives, including the Chief Executive Officer, should be increased, the Committee takes into account individual performance, performance of the operations directed by that executive, and the positioning of compensation within established salary ranges.

INCENTIVE COMPENSATION

     Under the Corporation's compensation philosophy, the majority of compensation is intended to be payable under incentive plans. Payments and awards under these incentive plans are based on the achievement of annual and long-term goals and, accordingly, are "at risk". Executives of the Corporation are eligible to participate in the following incentive plans as determined by the Committee:

          Senior Officer Annual Incentive Plan. This plan, which is being submitted to the Corporation's shareholders for approval, has been designed to qualify as "performance-based" compensation under Internal Revenue Code (the "Code") Section 162(m) ("Code Section 162(m)"). If approved, the plan will become effective in the Corporation's 1995 fiscal year and will be used initially only for the Corporation's Chief Executive Officer. Payments under the plan are based upon the achievement of annual goals.

          Annual Incentive Plan. Under the Annual Incentive Plan (the "AIP"), awards are made based on company, group, and division results and assessments of individual performance. Quantitative and qualitative objectives are weighted 60% and 40%, respectively, in setting "target" awards for corporate staff participants and 75% and 25%, respectively, for business unit participants.

          Quantitative objectives, consistent with annual business plans approved by the Board, are used in determining the proportion of the award which is to be governed by the company, group or division performance. Awards under the AIP are not made if the minimum thresholds are not met. The Committee may also take into account non-recurring extraordinary circumstances unrelated to the Corporation's financial performance.

          The award for Mr. McDonald under the AIP is discussed in the next section of this report. AIP awards for Messrs. Lucas and Ecker were based on the quantitative performance of the Corporation, as measured by profit before tax, gross margin, return on net assets and revenue results versus plan, and an assessment of their individual performance against personal qualitative objectives. In the case of Messrs. Levergood and Simpson, the quantitative portion of their awards was based on the performance of their respective groups, as measured by the same financial factors already discussed and to a lesser degree by corporate performance. They were also assessed on their individual performance against personal qualitative objectives.

          AIP awards for the Chief Executive Officer and the four other most highly compensated executives of the Corporation are included in the "Bonus" column of the Summary Compensation Table.

          1990 Long-Term Incentive Plan. Senior executives of the Corporation are also eligible to receive cash awards under the 1990 Long-Term Incentive Compensation Plan. The primary purpose of the plan is to offer participants an incentive to achieve superior earnings and return on capital, thereby helping assure superior long-term total return to shareholders. Under the plan, the Committee selects the participants, determines the number of contingent cash incentives which will be awarded to each participant, and establishes the criteria for each three-year period which will determine the value of the incentives. Awards are based on certain growth in earnings per share and return on capital goals over each three-year period. For fiscal years 1994, 1993 and 1992, the three-year objectives were not met and no payments were made under the plan. No awards were granted under this plan for fiscal years 1994 and 1995. It is intended that the proposed new LTIP will replace this plan. See "Proposal No. 2 -- Proposal to Approve Long-Term Incentive Plan."

          Stock Option Plan. A larger group of executives, including the executives named in the Summary Compensation Table, also receive grants of stock options under the provisions of the 1992 Plan. The objective of the grants is to align the interests of the executives with the interests of the Corporation's shareholders by affording the executives the opportunity of a potentially significant financial benefit if their efforts result in stock price appreciation. The Committee takes into account the performance of the individual recipient, the number of options previously awarded to any individual participant and the Corporation's grant levels compared to competitive practices, targeting near a median grant posture. Grants made in fiscal 1994 to Mr. McDonald and the other named executives are shown in the Summary Compensation Table and in the Option Grants Table. If the LTIP is approved by the shareholders, future grants of options will in most cases be made under the LTIP, and any options granted under the 1992 Plan will reduce the number of shares available for awards under the LTIP. During fiscal 1994, options to purchase a total of 1,214,700 shares were granted to 233 optionees.

          Long-Term Incentive Plan. This plan, which is being submitted to the Corporation's shareholders for approval, permits the Committee to use one or more long-term incentives to motivate excellent long-term performance. In fiscal year 1994, performance-based restricted stock awards were granted, subject to shareholder approval of the LTIP, to 19 key executives including Messrs. McDonald, Levergood, Lucas, Ecker and Simpson. These awards will vest over a term of up to 10 years, based on improvement in the Corporation's weighted average return on equity over the previous five-year period. The number of shares granted and those vested based on the Corporation's fiscal year 1994 performance are shown in the Long-Term Incentive Plan -- Awards in Last Fiscal Year Table and Summary Compensation Table, respectively.

POLICY RELATIVE TO CODE SECTION 162(M)

     The Omnibus Budget Reconciliation Act of 1993 (OBRA) limited deductible senior officer annual compensation to $1,000,000, unless the compensation qualifies as "performance-based" compensation under Code Section 162(m). In general, the Corporation will seek to maximize the use of the "performance-based" exemption provided under Code Section 162(m). Although the new Incentive Plan and the new LTIP have been designed to conform to the requirements of Code Section 162(m), the initial grant of rights to receive performance-based restricted stock awards under the LTIP does not meet the requirements of Code Section 162(m) since such awards were granted more than 90 days after the beginning of the 1994 fiscal year. The Committee also believes that inclusion of qualitative (non-quantitative) objectives play an important role in incentive plans. The Committee will continue to base a portion of incentive payments on such qualitative assessments, even though they may not meet the Code Section 162(m) requirements to qualify as "performance-based" compensation.

STOCK OWNERSHIP

     The Committee believes that significant ownership of Common Stock by officers and directors is desirable in that it more closely aligns the upside and downside risk of return for these individuals with the Corporation's other shareholders. As a result, the Corporation's officers and directors agreed during fiscal year 1994 to increase their ownership over time to a level of one times the annual salary for officers (three times in the case of the Chief Executive Officer) and three times the annual retainer for outside directors. Significant progress was achieved toward this goal. As of the end of fiscal year 1994, officers' holdings averaged 1.33 times base salaries and outside director holdings averaged 6.93 times annual retainers (based on the closing price of the Common Stock at the 1994 fiscal year-end).

CHIEF EXECUTIVE OFFICER COMPENSATION

     On July 15, 1993, Mr. James F. McDonald became the Corporation's President and Chief Executive Officer. In setting his initial compensation arrangements, the Committee emphasized a focus on long-term growth and success of the Corporation. Mr. McDonald's base salary and annual incentive opportunity were set somewhat lower than the median of competitive practice. He was, however, granted stock options for 350,000 shares and also 100,000 shares of restricted stock to align his potential remuneration directly with the returns to the Corporation's other shareholders.

     During the 1994 fiscal year, Mr. McDonald participated in the AIP. As with other corporate participants, his award under the AIP was based 60% on quantitative results and 40% on qualitative results. Quantitative results were slightly under plan and yielded a payout which was also slightly under target. The Committee and Board of Directors agreed that Mr. McDonald's overall performance was outstanding and awarded the maximum payment with regard to qualitative results. Among his many significant accomplishments, the Committee noted a 90% increase in net income and an 85% increase in earnings per share (both as adjusted for certain non-recurring charges), significant strengthening of the key management staff and reorganization of the Corporation's business units to more effectively pursue its business strategies. The Committee also noted a sharpened focus on international opportunities, Mr. McDonald's efforts to improve the Company's manufacturing strategies and his efforts to more closely align the Company's operations with customer needs. In total, Mr. McDonald's AIP award represented approximately 140% of the targeted amount.

     Mr. McDonald was not a participant in the fiscal years 1992-1994 performance period under the 1990 Long-Term Incentive Plan. He did, however, receive the right to 38,020 performance-based shares of restricted stock, subject to shareholder approval of the LTIP. Based upon the Corporation's 1994 fiscal year performance, the right to receive 6,084 shares under this award vested, subject to shareholder approval of the LTIP.

OTHER COMPENSATION PLANS

     The Corporation also has various broad-based employee benefit plans. Executives participate in these plans on the same terms as eligible, non-executive employees, subject to any legal limits on the amounts that may be contributed or paid to executives under the plans. The Corporation offers an Employee Stock Purchase Plan pursuant to the provisions of Section 423 of the Code under which employees may purchase Common Stock. The Voluntary Employee Retirement and Investment Plan pursuant to the provisions of Section 401(k) of the Code, permits employees to invest in a variety of funds on a pre-tax basis. Matching contributions under the plan are made in Common Stock of the Corporation.

     The Corporation also maintains pension, insurance and other benefit plans for its employees.

     Submitted by the Human Resources and Compensation Committee:

                         David J. McLaughlin, Chairman
                               Marion H. Antonini
                               Wilbur Branch King
                               Mylle Bell Mangum
                                James V. Napier

                               PERFORMANCE GRAPH

     The following graph shows a comparison of total return to shareholders for the Corporation, the Standard & Poor's High Technology Index and the Standard & Poor's 500 for the Corporation's last five fiscal years:

                                                                      S&P High
      Measurement Period         Scientific-                         Technology
    (Fiscal Year Covered)          Atlanta          S&P 500             Index
1989                                       100             100             100
1990                                       148             116             109
1991                                        79             124             104
1992                                       129             138             108
1993                                       274             156             126
1994                                       291             163             137

                                 PROPOSAL NO. 2

                              PROPOSAL TO APPROVE
                            LONG-TERM INCENTIVE PLAN

     At the Annual Meeting, there will be presented to the shareholders a proposal to adopt the Corporation's Long-Term Incentive Plan (the "LTIP"). The Board of Directors unanimously approved the LTIP and recommends that the shareholders approve this proposal to adopt the LTIP.

     The LTIP is intended to encourage officers and key employees of the Corporation and its subsidiaries to acquire or increase their ownership of Common Stock on reasonable terms, to provide compensation opportunities for superior financial results and outstanding personal performance, to foster in participants a strong incentive to put forth maximum effort for the continued success and growth of the Corporation and its subsidiaries, and to assist in attracting and retaining the best available individuals to the Corporation and its subsidiaries. Stock options, stock appreciation rights ("SARs"), options granted in tandem with SARs, restricted stock awards and performance awards may be granted under the LTIP.

ADMINISTRATION

     The LTIP is to be administered by a committee (the "Committee") appointed by the Corporation's Board of Directors, which Committee shall consist of not less than two directors, each of whom is a "disinterested person" as defined in Rule 16b-3 of the rules and regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Unless the Board determines otherwise, the Committee shall be comprised solely of "outside" directors within the meaning of Section 162(m) of the Code. The Human Resources and Compensation Committee has been designated as the Committee under the Plan until otherwise determined by the Board of Directors. Subject to the provisions of the LTIP, the Committee has full authority to determine the employees to whom awards under the LTIP shall be granted, to determine the nature and the amount of the grants and relevant conditions thereof, and to interpret and determine any and all matters relating to the administration of the LTIP and the granting of awards thereunder.

     The Committee shall from time to time adopt policies and procedures applicable to awards that govern the lapse or non-lapse of restrictions and the rights of participants and beneficiaries in the event of death, disability, termination of employment, or retirement or upon the occurrence of any other event determined by the Committee to be appropriate. The Committee shall have the authority to define disability and retirement and other terms under the LTIP, and the Committee's policies and procedures may differ with respect to awards granted at different times.

STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

     Stock options granted under the LTIP may be intended to qualify for treatment as incentive stock options under Section 422 of the Code (so called "incentive stock options"), or as options not intended to qualify for such treatment (so called "non-qualified options"), or a combination of incentive and non-qualified stock options. The option or exercise price per share of any option shall not be less than the "fair market value" (as defined in the LTIP) of the shares covered by such option on the option grant date. In the event an incentive stock option is granted to an employee who, at the time such incentive stock option is granted, owns more than ten percent of the total combined voting power of all classes of stock of the Corporation or if applicable, a subsidiary or a parent of the Corporation (a "Ten-Percent Shareholder"), then the option price per share of such incentive stock option shall not be less than 110 percent of the fair market value of the shares covered by the option on the option grant date.

     Options shall be exercisable for a term of not more than 10 years from the date of grant and shall be subject to earlier termination as provided for by the LTIP or the Committee. In the event an incentive stock option is granted to an employee who, at the time of grant is a Ten-Percent Shareholder, then such incentive stock option shall not be exercisable more than five years from the option grant date. In any calendar year, no employee may be granted an incentive stock option to the extent that the aggregate fair market value (such fair market value being determined as the date of grant of the option in question) of the stock with respect to which the incentive stock options first become exercisable by the employee during any calendar year (under all plans of the Corporation) exceeds $100,000.

     In addition, SARs may be granted under the LTIP in tandem with options or may be granted on a stand alone basis. The Corporation's obligation to any participant exercising an SAR may be paid in cash or shares of Common Stock, or partly in cash or shares, at the discretion of the Committee. SAR's granted in tandem with incentive stock options are subject to additional limitations under the LTIP.

RESTRICTED STOCK AWARDS

     Restricted stock awards granted under the LTIP shall be subject to such terms and conditions as the Committee may, in its discretion, determine. Restricted stock awards may be subject to restrictions which lapse over time with or without regard to performance objectives for a specific period. Subject to the restrictions set forth in the LTIP and in the related award agreement, the shares granted under a restricted stock award shall be issued to the recipient and deposited into escrow, if applicable. In establishing the performance objectives, the Committee shall also establish a schedule or schedules setting forth the portion of the award which will be earned or forfeited based on the degree of achievement of the performance objectives actually achieved or exceeded as determined by the Committee.

     Subject to the restrictions set forth in the LTIP and as set forth in the related award agreement, participants who receive restricted stock awards shall be shareholders with respect to all shares represented by such certificate or certificates issued to them and shall have all the rights of a shareholder with respect to such shares, including the right to vote such shares and to receive dividends and other distributions paid with respect to such shares. Until such time as the restrictions determined by the Committee or otherwise set forth in the related award agreement have lapsed, the shares awarded to a participant and held by the Corporation and the right to vote such shares or receive dividends on such shares, may not be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of; provided however, that if so provided in the award agreement, such shares may be transferred upon the death of the participant to such participant's legal representative and heirs as may be entitled thereto by will or the laws of intestacy.

PERFORMANCE AWARDS

     Performance awards granted under the LTIP may consist of a right to receive shares of Common Stock or units which may be paid in cash, shares of Common Stock or a combination of cash and shares. Under the LTIP, the Committee is to establish performance periods applicable to performance awards and the Committee shall establish one or more specific performance objectives for a performance period. Performance objectives are to be established prior to the grant of any performance awards with respect to such period. In establishing the performance objectives, the Committee shall also establish a schedule or schedules setting forth the portion of the performance award which is to be earned or forfeited based on the degree of achievement of the performance objectives actually achieved or exceeded as determined by the Committee.

     Performance awards may be granted alone, in addition to or in tandem with other awards under the LTIP. The Committee may determine that a participant forfeits such performance awards back to the Corporation upon termination of employment for any reason or specified reasons. Until such time as the performance objectives as determined by the Committee have been met and until any restrictions upon the shares issued pursuant to any performance awards have lapsed, performance awards and any rights thereto may not be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of by any participant.

PERFORMANCE OBJECTIVES

     Under the LTIP, performance objectives are the specific target objectives established by the Committee under one or more of the following four factors: earnings per share of the Corporation's Common Stock, return on average shareholders' equity, return on capital, and total shareholder returns of the Corporation compared to a peer group of comparable companies established by the Committee. To the extent awards are intended to qualify as performance-based compensation under Code Section 162(m), then the specific performance objectives for such awards shall be established in writing no later than ninety (90) days after the commencement of the applicable performance period. The performance periods established by the Committee for which performance objectives are established are to be not less than one and no more than ten consecutive fiscal years. The Committee may adjust performance objectives, adjust the way performance objectives are measured, or shorten any performance period if it determines that conditions or the occurrence of events warrants such actions; provided, that the Committee's right to make such adjustments shall not apply to any performance award that is intended to qualify as performance-based compensation under Code
Section 162(m) if and to the extent that it would prevent the award from so qualifying.

ELIGIBILITY

     Awards under the LTIP may be granted to such officers (including officers who are members of the Board) and other key salaried employees of the Corporation or any of its subsidiaries as the Committee shall determine. The Corporation estimates that approximately 160 officers and salaried employees are currently eligible to receive grants under the LTIP.

AWARDS SUBJECT TO PLAN

     The maximum shares of Common Stock with respect to which awards may be granted under the LTIP in each fiscal year during any part of which the LTIP is effective shall be one and one-half percent of the number of shares of the Corporation's Common Stock outstanding as of the first day of such fiscal year; and commencing in the Corporation's 1995 fiscal year and each fiscal year thereafter, subtracting from such maximum number of shares the number of shares subject to options, if any, granted pursuant to the Corporation's 1992 Plan. The maximum number of shares available for such awards that may be granted in any particular fiscal year may be increased by "borrowing" from the next fiscal year an amount of up to one-half of one percent of the number of shares of Common Stock outstanding as of the first day of the fiscal year, provided that the number of shares of Common Stock which would otherwise be available for awards in the next fiscal year shall be decreased by the number of shares "borrowed" pursuant to this provision. Any unused portion of the percentage limit for any year shall be carried forward and shall be available for awards in succeeding years. Based upon the number of shares of the Corporation's Common Stock outstanding as of the first day of the current fiscal year, awards for up to 1,132,420 shares of Common Stock are eligible to be granted under the LTIP in the current fiscal year. As indicated above, such number may be increased by the amount of up to 377,473 shares of Common Stock, provided that the number of shares of Common Stock which would otherwise be available for awards in the 1996 fiscal year are decreased by a like number.

     In no event shall more than 4,000,000 shares of Common Stock be cumulatively available for awards of incentive stock options under the LTIP. Moreover, the maximum number of shares of Common Stock with respect to which options and SARs payable in shares may be granted during any year to any employee shall not exceed 400,000. The maximum dollar value of Awards (other than options and SARs payable in shares) that are intended to qualify as performance-based compensation under Code Section 162(m) which may be paid to any Employee for any applicable performance period shall be $4,000,000.

     In the event of changes in the Corporation's outstanding shares by reason of stock dividends, stock splits, recapitalizations, mergers, consolidations, combinations, or exchanges of shares, reorganizations or liquidations or similar events or in the event of extraordinary cash or non-cash dividends being declared with respect to outstanding shares or other similar transactions, the number and class of shares available for awards under the LTIP in the aggregate, the number and class of shares subject to awards theretofore granted, the number of SARs granted, applicable purchase prices, applicable performance objectives for the performance periods not yet completed and performance levels and any portion of the payments related thereto, shall be equitably adjusted by the Committee.

     Contingent upon approval of the LTIP by the Corporation's shareholders, the Committee granted the right to receive performance-based restricted stock awards under the LTIP in the 1994 fiscal year to a total of 19 key employees. See the table captioned "Long-Term Incentive Plan -- Awards in Last Fiscal Year." Based upon the Corporation's performance in the 1994 fiscal year, the following table sets forth in the prescribed format the portion of the awards that will vest and be received by each of the following if this proposal is adopted:

                               NEW PLAN BENEFITS*

                            LONG-TERM INCENTIVE PLAN

                                                                                   NUMBER OF
               NAME AND POSITION(1)            DOLLAR VALUE($)(2)             RESTRICTED SHARES(3)
     ----------------------------------------  ------------------             --------------------
     James F. McDonald.......................       $103,808                          6,084
     John H. Levergood.......................         53,610                          3,142
     Raymond D. Lucas........................         33,579                          1,968
     Dr. H. Allen Ecker......................         36,207                          2,122
     Jack W. Simpson, Sr.....................         41,564                          2,436
     All Current Executive Officers
       as a Group............................        377,627                         22,132
     All Employees, Other than
       Executive Officers as a Group.........        151,344                          8,870

- - - ---------------

  * Awards granted under the LTIP during the 1994 fiscal year are subject to approval of the LTIP by the Corporation's shareholders. The awards disclosed in the table will be released to the participants if this proposal is approved. The Committee has certified that the requisite performance objectives for the release of the awards were achieved.

(1) Non-employee directors are not eligible to receive awards under the LTIP. As a result, such non-executive director group is omitted from the table.

(2) The amounts shown represent the dollar value of the rights to receive the restricted stock based upon the Corporation's 1994 fiscal year results, calculated by multiplying the closing market price of the Corporation's Common Stock on the last day of the Corporation's 1994 fiscal year by the number of shares earned.

(3) The maximum number of shares covered by the performance-based restricted stock awards (including the shares shown in the above table) for Messrs. McDonald, Levergood, Lucas, Ecker, Simpson, all current executive officers as a group and all employees, other than the executive officers as a group, are 38,020; 19,640; 12,300; 13,260; 15,220; 138,320; and 55,440;
     respectively. See the table captioned "Long-Term Incentive Plan -- Awards in the Last Fiscal Year."

AMENDMENT OF LTIP

     The LTIP may be amended at any time and from time to time by the Corporation's Board of Directors, provided that no amendment without the approval of the Corporation's shareholders shall be made if shareholder approval is required under Code Section 162(m) or Rule 16b-3. Notwithstanding the previous sentence, no amendment to the LTIP shall be made without the approval of the Corporation's shareholders which would change the material terms of performance goals that were previously approved by the Corporation's shareholders within the meaning of the proposed treasury regulations issued under Code Section 162(m), unless the Board of Directors determines that such approval is not necessary to avoid loss of a deduction under Code Section 162(m), such approval will not avoid such a loss of a deduction, or where such approval is not advisable.

CHANGE IN CONTROL

     Upon a Change in Control (as defined in the LTIP) of the Corporation, (i) all options and SARs then outstanding shall become immediately exercisable as of the date of the Change in Control, whether or not then exercisable, (ii) all restrictions and conditions of all restricted stock awards then outstanding shall be deemed satisfied as of the date of the Change in Control, and (iii) all performance awards shall be deemed to have been fully earned as of the date of the Change in Control. Moreover, the Committee may at any time, and subject to such terms and conditions as it may impose, (a) grant awards that become exercisable only in the event of a Change in Control, (b) provide for awards to be exercised automatically and only for cash in the event of a Change in Control, and (c) provide in advance or at the time of a Change in Control for cash to be paid in settlement of any award in the event of a Change in Control.

FEDERAL INCOME TAX CONSEQUENCES

     The tax consequences of awards granted under the LTIP are complex. The following is a summary only of the general tax principles applicable to awards under the LTIP under federal law as in effect on the date of this Proxy Statement.

     Options. There are no tax consequences to the optionee upon the grant of an option pursuant to the LTIP. There are no tax consequences to the optionee upon exercise of an incentive stock option, except that the amount by which the fair market value of the shares at the time of exercise exceeds the option exercise price is a tax preference item possibly giving rise to alternative minimum tax. If the shares of Common Stock acquired are not disposed of within two years from the date the incentive stock option was granted and within one year after the shares are transferred to the optionee, any gain realized upon the subsequent disposition of the shares will be characterized as long-term capital gain and any loss will be characterized as long-term capital loss. If all requirements other than the above described holding period requirements are met, a "disqualifying disposition" occurs and gain in an amount equal to the lesser of (i) the fair market value of the shares on the date of exercise minus the option exercise price or (ii) the amount realized on disposition minus the option exercise price (except for certain "wash" sales, gifts or sales to related persons), is taxed as ordinary income and the Corporation will be entitled to a corresponding deduction in an amount equal to the optionee's ordinary income at that time. The gain in excess of this amount, if any, will be characterized as long-term capital gain if the optionee held the shares for more than one year.

     Other than incentive stock options, all options granted under the LTIP will be taxed as non-qualified options. Upon the exercise of a non-qualified option, the optionee will recognize taxable income in the amount by which the then fair market value of the shares of Common Stock acquired exceeds the option exercise price, with the Corporation being entitled to a deduction in an equal amount. The amount of such taxable income will be characterized as compensation income to the optionee. Upon the subsequent disposition of the Common Stock, the optionee will recognize gain or loss, which will be characterized as capital gain or loss in an amount equal to the difference between the proceeds received upon disposition and his or her basis for the shares (the basis being equal to the sum of the price paid for the stock and the amount of income realized upon exercise of the option) provided the shares are held as a capital asset. Any capital gain or loss to the optionee will be characterized as long-term or short-term, depending upon whether his or her holding period for tax purposes exceeds one year.

     The taxable income recognizable upon the exercise of a nonqualified option is subject to withholding for federal income tax purposes. Accordingly, the Corporation generally must, as a condition to the exercise of a non-qualified option, deduct from payments or shares otherwise due to the optionee the amount of taxes required to be withheld by virtue of such exercise or require that the optionee pay such withholding to the Corporation or make other arrangements satisfactory to the Corporation regarding the payment of such taxes.

     Stock Appreciation Rights. The amount of any cash (or the fair market value of any Common Stock) received by the holder of SARs upon the exercise of SARs under the LTIP will be subject to ordinary income tax in the year of receipt and the Corporation will be entitled to a deduction for such amount.

     Restricted Stock Awards. An employee who has been awarded restricted stock will not recognize taxable income at the time of the award unless he elects otherwise. If the recipient elects to be taxed at the time of the award, the Corporation will be entitled to a corresponding deduction. At the time restrictions applicable to the restricted stock award lapse, the employee will recognize ordinary income and the Corporation will be entitled to a corresponding deduction. The recipient's income and the Corporation's deduction will be equal to the excess of the fair market value of such stock at such time over the amount paid therefor. Dividends paid on the restricted stock during the period the shares are held in escrow will generally be ordinary compensation income to the recipient of the restricted stock and deductible as such by the Corporation.

     Performance Awards. An employee who has been awarded a performance award will not recognize taxable income, and the Corporation will not be entitled to a deduction at the time of the award. At the time the employee is entitled to the performance award, the employee will recognize ordinary income equal to the sum of the cash and fair market value of the shares of the Common Stock at such time, and the Corporation will be entitled to a corresponding deduction. To the extent performance awards are paid in shares of restricted Common Stock, the Federal income tax consequences described above applicable to restricted stock awards will apply.

     Officers and Directors Subject to Section 16(b) Liability. Special rules may apply to officers and directors subject to liability under Section 16(b) of the Exchange Act that may prevent the recognition of income by such individuals and the corresponding deduction by the Corporation before the date six months following the grant of an option or SAR or the receipt of restricted stock or shares pursuant to a performance award (unless the employee receives the shares before that date and elects to be taxed upon such receipt).

     Limitations on Deductions. The Corporation's deductions may be limited (and employees receiving awards may be subject to an excise tax) to the extent that benefits under the LTIP become payable as a result of a change in control of the Corporation.

     General Tax Law Considerations. The preceding paragraphs are intended to be merely a summary of the most important Federal income tax consequences concerning the grant of awards under the LTIP and the disposition of shares of Common Stock issued thereunder in existence as of the date of this Proxy Statement. Therefore, participants in the LTIP should review the current tax treatment with their individual tax advisors at the time of the grant, exercise or any other transaction relating to any award or underlying stock issued under the LTIP.

                                 PROPOSAL NO. 3

                              PROPOSAL TO APPROVE
                      SENIOR OFFICER ANNUAL INCENTIVE PLAN

     At the Annual Meeting, there will also be presented to the shareholders a proposal to adopt the Corporation's Senior Officer Annual Incentive Plan (the "Incentive Plan"). The Board of Directors unanimously approved the Incentive Plan and recommends that the Corporation's shareholders approve this proposal to adopt the Incentive Plan.

     The purpose of the Incentive Plan is to improve the return to the Corporation's shareholders by providing incentives for the Corporation's Chief Executive Officer and other plan participants for superior performance. Under the Incentive Plan, performance objectives are set at such a level as to require the participants to excel in attaining such objectives. In this manner, the Incentive Plan provides a means of rewarding the participants who are contributing through their individual performance to the objectives of the Corporation.

ADMINISTRATION

     The Incentive Plan is administered by a committee appointed by the Corporation's Board of Directors, which committee shall consist of not less than two directors (the "Incentive Plan Committee"). Unless the Board determines otherwise, the Incentive Plan Committee shall be comprised solely of "outside" directors within the meaning of Code Section 162(m). The Incentive Plan Committee has the power to (i) approve eligible participants under the plan,
(ii) approve payments under the plan, (iii) interpret the plan, (iv) adopt, amend and rescind rules and regulations relating to the plan, and (v) make all other determinations and take all other actions necessary or desirable for the Incentive Plan's administration. Decisions of the Incentive Plan Committee regarding the interpretation and administration of the Incentive Plan shall be final and conclusive. The Human Resources and Compensation Committee has been designated as the Incentive Plan Committee until otherwise determined by the Board of Directors.

ELIGIBILITY

     Participants under the Incentive Plan shall be the Corporation's Chief Executive Officer and any other senior officers who are designated and approved by the Incentive Plan Committee to receive a cash bonus under the Incentive Plan; provided, however, that if a Change in Control (as defined in the Incentive Plan) occurs prior to the time participants are determined for the particular fiscal year in which the Change in Control occurs, all persons who were participants in the prior year and who are active employees of the Corporation as of the date of such Change in Control shall be participants for the fiscal year in which the Change in Control occurs. Except as the Incentive Plan Committee may otherwise determine, participants for any fiscal year must serve as key officers of the Corporation and, except as the Incentive Plan Committee may otherwise determine or as otherwise provided in the Incentive Plan, participants for any fiscal year must be active employees of the Corporation when the Incentive Plan Committee meets and approves cash bonuses after the end of the Corporation's fiscal year. The Corporation estimates that approximately eight senior officers are currently eligible to receive grants under the Incentive Plan. Only Mr. James F. McDonald has been selected to participate in the Incentive Plan in the current fiscal year.

INCENTIVE COMPENSATION AWARDS

     Within 90 days of the beginning of each fiscal year of the Corporation, the Incentive Plan Committee is to establish one or more specific performance objectives for such fiscal year. The Incentive Plan Committee is also to establish a schedule or schedules setting forth the amount to be paid based on the extent to which the performance objectives for the fiscal year are actually achieved as determined by the Incentive Plan Committee. Performance objectives shall consist of the specific targets and objectives established by the Incentive Plan Committee under any or all of the following four categories: profit before taxes, return on net assets, revenue growth and gross margin.

     The Incentive Plan Committee may at any time adjust the performance objectives and any schedules of payments related thereto or adjust the way the performance objectives are measured; provided, that this provision shall not apply to any payment that is intended to qualify as performance-based compensation under Code Section 162(m) if and to the extent that it would prevent the payment from so qualifying.

BONUSES SUBJECT TO PLAN

     Bonuses awarded under the Incentive Plan are to be paid in cash within 90 days after the end of the Corporation's fiscal year, or deferred in whole or in part based upon a written request for deferral submitted by the participant and approved by the Corporation. Amounts paid under the Incentive Plan are considered as compensation to the participant for purposes of the Corporation's Retirement Plan and disability and life insurance programs unless and to the extent that such compensation is expressly excluded by the provisions of the plan or the instruments establishing such programs. Bonuses shall not be considered as compensation for purposes of any other incentive or other benefits unless the written instrument establishing such other plan or benefits expressly includes compensation paid under the Incentive Plan. The maximum dollar value with respect to payments under the Incentive Plan to any participant in any single year is $600,000.

AMENDMENT OF INCENTIVE PLAN

     The Incentive Plan may be amended at any time and from time to time by the Corporation's Board of Directors. No amendment to the Incentive Plan shall be made without the approval of the shareholders of the Corporation which would change the material terms of performance goals that were previously approved by the Corporation's shareholders within the meaning of the proposed regulations issued under Code Section 162(m) or a successor provision, unless the Board of Directors determines that such approval was not necessary to avoid loss of a deduction under Code Section 162(m), such approval will not avoid such a loss of deduction, or such approval is not advisable.

CHANGE IN CONTROL

     Upon a Change in Control (as defined in the Incentive Plan) of the Corporation, the bonus for performance objectives which have been met in any fiscal year ending prior to the date of the Change in Control for which payment has not previously been made shall be unconditionally payable in cash to each participant. If a Change in Control occurs with approval of the Board of Directors granted prior to such Change in Control, cash bonuses for the fiscal year during which the Change in Control occurs shall be unconditionally payable to each participant, such bonuses to be 50 percent of the target for each such participant or such higher amount as may be approved by the Incentive Plan Committee.

     If a Change in Control occurs without approval of the Corporation's Board of Directors granted prior to such Change in Control, cash bonuses for the fiscal year during which the Change in Control occurs shall be unconditionally payable to each participant, such bonuses to be 100 percent of the target for each participant; provided, however, that in any case, if a Change in Control occurs before targets have been established for a plan year, the targets for such fiscal year in which the Change in Control occurs shall be no less favorable to the participants than the targets for the prior fiscal year.

     For a period of two fiscal years following the fiscal year in which a Change in Control occurs, the Incentive Plan shall not be terminated or amended in any way (including, but not limited to, restricting or limiting the right to participate in the Incentive Plan of any person who is a participant on the day prior to the date of the Change in Control), nor shall the manner in which the Incentive Plan is administered be changed in a way that adversely affects the level of participation or reward opportunities of any participant; provided, however, that the Incentive Plan may be amended as necessary to make appropriate adjustments for (i) any negative effect that the costs and expenses incurred by the Corporation and its subsidiaries in connection with the Change in Control may have on the benefits payable under the Incentive Plan, and (ii) any changes to the Corporation and/or its subsidiaries following the Change in Control so as to preserve the reward opportunities and performance targets for comparable performance under the Incentive Plan as in effect on the date immediately prior to the Change in Control.

                       FURTHER INFORMATION APPLICABLE TO
                       PROPOSAL NO. 2 AND PROPOSAL NO. 3

     The awards for any participant determined on the basis of performance objectives established under the LTIP and the Incentive Plan may be reduced or eliminated upon the attainment of the performance objective, but the respective administrative committee for such plans shall not have the discretion to increase a payment upon the attainment of a performance objective. Under Code
Section 162(m) the achievement of applicable performance goals and the actual amounts payable to each participant under either the LTIP or the Incentive Plan must be certified by the Committee or the Incentive Plan Committee, respectively.

     Because the Corporation retains the discretion to change the specific performance target that it establishes under the LTIP and the Incentive Plan, shareholder ratification of the performance goals will be required at five-year intervals in the future under the proposed regulations issued under Code Section 162(m) to assure the status of payments under such plans as performance-based compensation. In light of the ambiguities in Code Section 162(m) and uncertainties regarding its ultimate interpretation, no assurances can be given that compensation paid under such plans will in fact be deductible if it should, together with any other compensation to any named executive officer, exceed $1,000,000. The initial grants of the rights to receive performance-based restricted stock awards under the LTIP do not meet the requirements of Code
Section 162(m) since such awards were granted more than 90 days after the beginning of the 1994 fiscal year.

     Other than the benefits indicated in the New Plan Benefits table disclosed above in Proposal No. 2, the specific benefits to be paid to participants under the LTIP and the Incentive Plan are not determinable in advance because it is substantially uncertain whether the minimum levels of performance necessary to achieve any level of award under the plans will be realized. Moreover, the Committee and the Incentive Plan Committee each has retained discretion to reduce the awards to any participant under the LTIP and the Incentive Plan, respectively. The amount of benefits that would have been payable under the Incentive Plan in the Corporation's 1994 fiscal year had the plan been in effect are not determinable because the performance standards established for the 1995 fiscal year are materially different from those which would have been established for 1994 fiscal year. The Corporation's Human Resources and Compensation Committee believes that the specific numerical performance targets, thresholds and maximums constitute confidential commercial or business information, the disclosure of which may adversely affect the Corporation or mislead the public.

AVAILABILITY OF PLANS

     Copies of the LTIP and the Incentive Plan are available upon request directed to William E. Eason, Jr., Senior Vice President and Secretary, Scientific-Atlanta, Inc., One Technology Parkway, South, Norcross, Georgia 30092.

VOTE REQUIRED

     Approval of the LTIP and the Incentive Plan requires the affirmative vote of a majority of the shares of Common Stock present or represented and entitled to vote at the Annual Meeting. For purposes of determining whether the requisite approvals have been obtained, abstentions are included in the calculation for the purpose of determining whether the matter has been approved and will be treated as "no" votes, and "broker non-votes" will be disregarded in the calculations.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR PROPOSAL NO. 2 AND PROPOSAL NO. 3. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED FOR THESE PROPOSALS UNLESS A VOTE AGAINST THE PROPOSALS OR AN ABSTENTION IS SPECIFICALLY INDICATED.

                                 PROPOSAL NO. 4

                  SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors has selected Arthur Andersen LLP to be the independent auditors of the Corporation for the fiscal year ending June 30, 1995, and proposes that the shareholders ratify this selection at the Annual Meeting. Arthur Andersen LLP also acted as independent auditors of the Corporation for the 1994 fiscal year.

     Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

     Ratification of the selection of Arthur Andersen LLP requires the affirmative vote of a majority of the shares voting on such proposal (i.e., shares voting for or against the proposal).

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THIS PROPOSAL. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED FOR THIS PROPOSAL UNLESS A VOTE AGAINST THE PROPOSAL OR AN ABSTENTION IS SPECIFICALLY INDICATED.

                                 OTHER MATTERS

     The Board of Directors of the Corporation knows of no other matters which are to be brought before the meeting. However, if any such other matters should be presented for consideration and voting, it is the intention of the persons named in the enclosed form of proxy to vote the proxy in accordance with their best judgment.

                             SECTION 16 COMPLIANCE

     Section 16(a) of the Exchange Act requires the Corporation's officers, directors, and persons who own more than ten percent of a registered class of the Corporation's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Officers, directors and greater than ten-percent shareholders are required by SEC regulations to furnish the Corporation with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Corporation and certain written representations, the Corporation believes that during the last fiscal year all Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were complied with, except that the initial statement of beneficial ownership filed by Ms. Mangum inadvertently omitted a grant of options to her under the Corporation's Non-Employee Director Stock Option Plan and an annual statement of beneficial ownership for fiscal year 1993 filed by Mr. Levergood inadvertently omitted a grant of options under the Corporation's 1992 Plan.

                            FORM 10-K ANNUAL REPORT

     A copy of the Corporation's Annual Report on Form 10-K, including financial statements and schedules, filed with the SEC for the fiscal year ended July 1, 1994, is included in the Annual Report to Shareholders which accompanies these proxy materials. Copies of any exhibit(s) to the Form 10-K will be furnished on request and upon the payment of the Corporation's expenses in furnishing such exhibit(s). Any request for exhibits should be in writing addressed to William
E. Eason, Jr., Senior Vice President and Secretary, Scientific-Atlanta, Inc., One Technology Parkway, South, Norcross, Georgia 30092.

                 SHAREHOLDER PROPOSALS FOR 1995 ANNUAL MEETING

     Proposals by shareholders for presentation at the 1995 Annual Meeting must be received by the Corporation not later than June 5, 1995, in order to be included in the Corporation's Proxy Statement and form of proxy relating to that meeting. Such proposals should be in writing and addressed to William E. Eason, Jr., Senior Vice President and Secretary, Scientific-Atlanta, Inc., One Technology Parkway, South, Norcross, Georgia 30092.

                                          By order of the Board of Directors

                                          /s/ William E. Eason, Jr.
                                          -------------------------
                                          William E. Eason, Jr.
                                          Secretary
October 3, 1994

                            SCIENTIFIC-ATLANTA, INC.

                                     PROXY

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
     FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON NOVEMBER 11, 1994

   The undersigned hereby appoints James V. Napier, James F. McDonald and William E. Eason, Jr., and each of them, with full power of substitution, attorneys and proxies of the undersigned, to represent the undersigned and to vote the Common Stock as specified below at the Annual Meeting of Shareholders of Scientific-Atlanta, Inc. to be held on November 11, 1994 at 9:00 a.m., local time, at the Swissotel, 3391 Peachtree Road, N.E., Atlanta, Georgia 30326, and at any adjournment thereof, upon the following matters and in accordance with their best judgment with respect to any other matters which may properly come before the meeting, all as more fully described in the Proxy Statement for said Annual Meeting (receipt of which is hereby acknowledged).

   THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES FOR DIRECTORS LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2, 3 AND 4, AND IN ACCORDANCE WITH THE BEST JUDGMENT OF THE DESIGNATED INDIVIDUALS WITH RESPECT TO MATTERS INCIDENT TO THE CONDUCT OF THE MEETING OR WHICH MAY OTHERWISE PROPERLY COME BEFORE THE MEETING. IF ANY OF THE NOMINEES FOR DIRECTOR ARE UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE, THE PROXYHOLDER WILL VOTE FOR SUCH OTHER PERSON OR PERSONS AS THE BOARD OF DIRECTORS MAY RECOMMEND.

The Board of Directors favors an affirmative vote for the nominees for director listed below and for proposals 2, 3 and 4.

1.   ELECTION OF DIRECTORS       / / FOR all nominees listed below (except as     / / WITHHOLD AUTHORITY to vote for all
                                     marked to the contrary below)                    nominees listed below



     Nominees: David L. McLaughlin, James V. Napier and Sidney Topol (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the line provided below.)

     -------------------------------------------------------------------------
          (Continued and to be signed and dated on the reverse side)


2.   To Approve the Corporation's Long-Term Incentive Plan.                   / / FOR        / / AGAINST        / / ABSTAIN
3.   To Approve the Corporation's Senior Officer Annual Incentive Plan.       / / FOR        / / AGAINST        / / ABSTAIN
4.   Ratification of selection of Arthur Andersen & Co. as independent        / / FOR        / / AGAINST        / / ABSTAIN
     auditors of the Corporation.


                                                  NOTE: Please date and sign
                                                  this Proxy exactly as name
                                                  appears. When signing as
                                                  attorney, trustee,
                                                  administrator, executor or
                                                  guardian, please give your
                                                  title as such. In the case of
                                                  joint tenants, each joint
                                                  owner must sign.

                                                  Dated __________________, 1994

                                                  ______________________________
                                                            Signature

                                                  ______________________________
                                                   Signature (if held jointly)

                                                  VOTES MUST BE INDICATED
                                                  (X) IN BLACK OR BLUE INK.  / /

   SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE

                                Exhibit Index
                                -------------



The following are being filed to comply with Item 10 of Schedule 14A:

__ Long-Term Incentive Plan
__ Senior Officer Annual Incentive Plan

     The following is being filed to comply with Item 10 of Schedule 14A





                           LONG TERM INCENTIVE PLAN

                                      OF

                           SCIENTIFIC-ATLANTA, INC.





                                         As adopted by the Board of Director on
                                                                August 25, 1994
                                                     and by the stockholders on
                                                           ______________, 1994

                           LONG-TERM INCENTIVE PLAN
                                      OF
                           SCIENTIFIC-ATLANTA, INC.



     1. PURPOSE OF THE PLAN. This Long-Term Incentive Plan of Scientific Atlanta, Inc. originally adopted on the 11th day of May 1994, and amended and restated on August 25, 1994, is intended to encourage officers and key employees of the Company and its Subsidiaries to acquire or increase their ownership of common stock of the Company on reasonable terms, to provide compensation opportunities for superior financial results and outstanding personal performance, to foster in participants a strong incentive to put forth maximum effort for the continued success and growth of the Company and its Subsidiaries, and to assist in attracting and retaining the best available individuals to the Company and its Subsidiaries.

     2. DEFINITIONS. When used herein, the following terms shall have the meaning set forth below:

            2.1 "Affiliate" means, with respect to any specified person or entity, a person or entity that directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, the person or entity specified.

            2.2 "Award" means an SAR, an Option, an Option granted in tandem with an SAR, a Restricted Stock Award, a Performance Share, a Performance Unit, a Performance Award, or any or all of them.

            2.3 "Award Agreement" means a written agreement in such form as may from time to time be hereafter approved by the Committee, which Award Agreement shall set forth the terms and conditions of an Award under the Plan, and be duly executed by the Company and the Employee.

            2.4     "Board" means the Board of Directors of the Company.

            2.5 "Change in Control" shall mean the occurrence of any of the following events:

                    (a) The acquisition in one or more transactions by any
            "Person" (as the term person is used for purposes of Section 13(d) or 14(d) of the Exchange Act of "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty percent (20%) or more of the combined voting power of the Company's then outstandingvoting securities (the "Voting Securities"), provided, however, that for purposes of this paragraph (a), the Voting Securities acquired directly from the Company by any Person shall be excluded from the determination of such Person's Beneficial Ownership of Voting Securities (but such Voting Securities shall be included in the calculation of the total number of Voting
            Securities then outstanding); or

                    (b) The individuals who are members of the Incumbent Board cease for any reason to constitute at least two-thirds of the Board; or

                     (c) Approval by stockholders of the Company of (i) a
            merger or consolidation involving the Company if the stockholders of the Company immediately before such merger or consolidation do not own, directly or indirectly, immediately following such merger or consolidation, more than eighty percent (80%) of the combined voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation in substantially the same proportion as their ownership of the Voting Securities immediately before such merger or consolidation, or (ii) a complete liquidation or dissolution of the Company or an agreement for the sale or other disposition of all or substantially all of the assets of the Company.

     Notwithstanding anything in this Section 2.5 to the contrary, a Change in Control shall not be deemed to occur solely because twenty percent (20%) or more of the then outstanding Voting Securities is acquired by (i) a trustee or other fiduciary holding securities under one or more employee benefit plans maintained by the Company or any of its subsidiaries, or (ii) any corporation which, immediately prior to such acquisition, is owned directly or indirectly by the stockholders of the Company in the same proportion as their ownership of stock in the Company immediately prior to such acquisition.

     Moreover, notwithstanding anything in this Section 2.5 to the contrary, a Change in Control shall not be deemed to occur solely because any Person (the "Subject Person") acquired Beneficial Ownership of more than the permitted amount of the outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities outstanding, increases the proportional number of shares Beneficially Owned by the Subject Person, provided, that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Voting Securities which increases the percentage of the then outstanding Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

            2.6 "Code" means the Internal Revenue Code of 1986, as amended from time to time, and reference to any specific provisions of the Code shall refer to the corresponding provisions of the Code as it may hereafter be amended or replaced.

            2.7 "Committee" means the Human Resources and Compensation Committee of the Board or any other committee appointed by the Board whose members meet the requirements for eligibility to serve set forth in Section 4 of the Plan and which is vested by the Board with responsibility for the administration of the Plan; provided, however, that only those members of the Human Resources and Compensation Committee of the Board who participate in decisions relative to Awards under this Plan shall be deemed to be part of the "Committee" for purposes of this Plan.

            2.8     "Company" means Scientific-Atlanta, Inc.

            2.9 "Employees" means officers (including officers who are members of the Board) and other key salaried employees of the Company or any of its Subsidiaries.

            2.10 "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and reference to any specific provisions of the Exchange Act shall refer to the corresponding provisions of the Exchange Act as it may hereafter be amended or replaced.

            2.11 "Fair Market Value" means, with respect to the Shares, the closing price on the New York Stock Exchange - Composite Tape of such Shares on the date(s) in question, or, if the Shares shall not have been traded on any such date(s), the closing price on the New York Stock Exchange - Composite Tape on the first day prior thereto on which the Shares were so traded or if the Shares are not traded on the New York Stock Exchange, such other amount as may be determined by the Committee by any fair and reasonable means. Fair Market Value determined by the Committee in good faith shall be final, binding and conclusive on all parties.

            2.12 "Incumbent Board" means the individuals who as of August 20, 1990 were members of the Board and any individual becoming a director subsequent to August 20, 1990 whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board; provided, however, that any individual who is not a member of the Incumbent Board at the time he or she becomes a member of the Board shall become a member of the Incumbent Board upon the completion of two full years as a member of the Board; provided, further, however, that notwithstanding the foregoing, no individual shall be considered a member of the Incumbent Board if such individual initially assumed office (i) as a result of either an actual or threatened "election contest" (within the meaning of Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a "Proxy Contest"), or (ii) with the approval of the other Board members, but by reason of any agreement intended to avoid or settle a Proxy Contest.

            2.13 "Incentive Stock Option" means an Option meeting the requirements and containing the limitations and restrictions set forth in
Section 422 of the Code.

            2.14 "Non-Qualified Stock Option" means an Option other than an Incentive Stock Option.

            2.15 "Option" means the right to purchase, at a price and for a term fixed by the Committee in accordance with the Plan, and subject to such other limitations and restrictions as the Plan and the Committee impose, the number of Shares specified by the Committee. An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option.

            2.16 "Parent" means any corporation, other than the employer corporation, in an unbroken chain of corporations ending with the Company if each of the corporations other than the employer corporation owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

            2.17 "Participant" means any Employee to whom a grant of an Award has been made and is outstanding under the Plan.

            2.18 "Performance Award" means Performance Units, Performance Shares or either or both of them.

            2.19 "Performance Objectives" means the specific targets and objectives established by the Committee under the following four factors: earnings per share of the Company's common stock, return on average stockholders' equity, return on capital, and total stockholder returns of the Company compared to a peer group of comparable companies established by the Committee. Earnings per share, return on average stockholders' equity, return on capital and total Company stockholder returns shall be determined and measured in accordance with generally accepted accounting principles as utilized by the Company in its reports filed under the Exchange Act.

            2.20 "Performance Period" means a period of time established by the Committee for which Performance Objectives have been established, of not less than one nor more than ten consecutive Company fiscal years.

            2.21 "Performance Share" means a right, granted to a Participant under Section 12 of the Plan, that may be paid out as a Share.

            2.22 "Performance Unit" means a right, granted to a Participant under Section 12 of the Plan, that may be paid entirely in cash, entirely in Shares, or such combination of cash and Shares as the Committee in its sole discretion shall determine.

            2.23     "Plan" means this Long-Term Incentive Plan.

            2.24 "Regulation T" means Part 220, Chapter II, Title 12 of the Code of Federal Regulations, issued by the Board of Governors of the Federal Reserve System pursuant to the Exchange Act, as amended from time to time, or any successor regulation which may hereafter be adopted in lieu thereof.

            2.25 "Restricted Stock Award" means the right to receive Shares, but subject to forfeiture and/or other restrictions set forth in the related Award Agreement and the Plan. Restricted Stock Awards may be subject to restrictions which lapse over time with or without regard to Performance Objectives as the Committee in its sole discretion shall determine.

            2.26 "Rule 16b-3" means Rule 16b-3 of the General Rules and Regulations of the Exchange Act (or any successor rule or regulation).

            2.27 "SAR" means a stock appreciation right, which is a right to receive an amount in cash, or Shares, or a combination of cash and Shares, as determined or approved by the Committee in its sole discretion, no greater than the excess, if any, of (i) the Fair Market Value of a Share on the date the SAR is exercised, over (ii) the SAR Base Price.

            2.28 "SAR Base Price" means the Fair Market Value of a Share on the date an SAR was granted, or if the SAR was granted in tandem with an Option (whether or not the Option was granted on a different date than the SAR), in the Committee's discretion, the option price of a Share subject to the Option.

            2.29 "Securities Act" means the Securities Act of 1933, as amended from time to time, and reference to any specific provisions of the Securities Act shall refer to the corresponding provisions of the Securities Act as it may hereafter be amended or replaced.

            2.30 "Share" or "Shares" means a share or shares of the Company's $0.50 par value common stock, any security of the Company issued in lieu of or in substitution of such common stock or, if by reason of the adjustment provisions contained herein any rights under an Award under the Plan pertain to any other security, such other security.

            2.31 "Subsidiary" or "Subsidiaries" means any corporation other than the employer corporation in an unbroken chain of corporations beginning with the employer corporation if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

            2.32 "Successor" means the legal representative of the estate of a deceased Employee or the person or persons who shall acquire the right to exercise an Award by bequest or inheritance or by reason of the death of the Employee.

            2.33 "Ten-Percent Stockholder" means an individual who "owns" as defined in Section 425 of the Code, stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of: (i) the Company; (ii) if applicable, a Subsidiary, or (iii) if applicable, the Parent.

            2.34 "Term" means the period during which a particular Award may be exercised.

            2.35 "Window Period" means the period beginning on the third business day following the date of release of the financial data specified in paragraph (e)(l)(ii) of Rule 16b-3 and ending on the twelfth business day following such date.

     3.     STOCK SUBJECT TO THE PLAN.

            3.1 MAXIMUM NUMBER OF SHARES TO BE AWARDED. The maximum number of Shares in respect for which Awards may be granted under the Plan in each fiscal year of the Company during any part of which the Plan is effective shall be one and one-half percent (1-1/2%) of the number of Shares of the Company outstanding as of the first day of such fiscal year; and commencing in the Company's 1995 fiscal year and in each fiscal year thereafter, subtracting from such maximum number of Shares the number of Shares subject to options, if any, granted pursuant to the Company's 1992 Employee Stock Option Plan. The maximum number of Shares available for which Awards may be granted in any particular fiscal year pursuant to the previous sentence may be increased by an amount of up to one-half of one percent (.5%) of the number of Shares outstanding as of the first day of such fiscal year, provided that the number of Shares which would otherwise be available for Awards in the next fiscal year shall be decreased by the increased number of Shares made available pursuant to this sentence. Such Shares may be in whole or in part, as the Board shall from time to time determine, authorized but unissued Shares, or issued Shares which shall have been reacquired by the Company. Notwithstanding anything to the contrary contained in this Section 3.1, in no event shall more than four million (4,000,000) Shares be cumulatively available for Awards of Incentive Stock Options under this Plan. The number of SARs payable in cash and the number of Units payable in cash under the Plan shall be counted when computing the total number of Shares available for Awards under the Plan to the extent they are paid out in cash and to the extent that such cash-only units are intended to satisfy the exclusion of Rule 16a-1(c)(3)(i) under the Exchange Act. Any unused portion of the percentage limit for any year shall be carried forward and made available for Awards in succeeding years.

            3.2 CERTAIN LIMITATIONS. The maximum number of Shares with respect to which Options and SARs payable in Shares which may be granted during any fiscal year to any Employee shall not exceed 400,000. The maximum dollar value with respect to which Awards (other than Options and SARs payable in Shares) that are intended to qualify as performance-based compensation under Code Section 162(m)(4)(C) which may be paid to any Employee for any particular Performance Period shall be Four Million Dollars ($4,000,000).

            3.3 SHARES UNDERLYING EXPIRED, CANCELLED OR UNEXERCISED AWARDS. Any Shares subject to issuance upon exercise of an Option or SAR, but which are not issued because of a surrender, lapse, expiration or termination of any such Option or SAR prior to issuance of the Shares, or any Shares subject to an SAR paid in cash, shall once again be available for issuance in satisfaction of Awards. Similarly, any Shares issued or issuable pursuant to a Restricted Stock Award or Performance Award which are subsequently forfeited or not issued pursuant to the terms of the grant shall once again be available for issuance in satisfaction of Awards; provided, however, that any Shares issued or issuable pursuant to an Award which are subsequently forfeited or not issued as to which the forfeiting Employee received any benefits of ownership such as dividends (but excluding voting rights) from the Shares (as determined under Rule 16b-3) shall not be available again for issuance.

            4. ADMINISTRATION OF THE PLAN. The Board shall appoint the Committee, which shall consist of not less than two (2) members of the Board, each of whom is a "disinterested person" as defined in Rule 16b-3. Unless the Board determines otherwise, the Committee shall be comprised solely of "outside" directors within the meaning of Section 162(m)(4)(C)(i) of the Code. Subject to the provisions of the Plan, the Committee shall have full authority, in its discretion, to determine the Employees to whom Awards shall be granted, the number of Shares, units or SARs to be covered by each of the Awards, and the terms (including restrictions) of any such Award; to amend or cancel Awards (subject to Section 21 of the Plan); to accelerate the vesting of Awards; to require the cancellation or surrender of any options, stock appreciation rights, units or restricted stock awards (to the extent the restrictions have not yet lapsed) previously granted under this Plan or any other plans of the Company as a condition to the granting of an Award; to interpret the Plan; and to prescribe, amend, and rescind rules and regulations relating to it, and generally to interpret and determine any and all matters whatsoever relating to the administration of the Plan and the granting of Awards hereunder. The Board may, from time to time, appoint members to the Committee in substitution for or in addition to members previously appointed and may fill vacancies, however caused, in the Committee. The Committee shall make such rules and regulations for the conduct of its business as it shall deem advisable. All determinations and decisions by the Committee in the exercise of its powers shall be final, binding and conclusive. No member of the Committee shall be liable, in the absence of bad faith, for any act or omission with respect to his service on the Committee.

            5. EMPLOYEES TO WHOM AWARDS MAY BE GRANTED. Awards may be granted in each year or portion thereof while the Plan is in effect to such of the Employees as the Committee, in its discretion, shall determine. In determining the Employees to whom Awards shall be granted, the amount of the Award, the number of Shares to be granted or subject to purchase under such Awards and the number of SARs to be granted, the Committee shall take into account the duties of the respective Employees, their present and potential contributions to the success of the Company and its Subsidiaries, and such other factors as the Committee shall deem relevant in connection with accomplishing the purposes of the Plan. No Award shall be granted to any member of the Committee so long as his or her membership on the Committee continues or to any member of the Board who is not also an Employee.

            6.       STOCK OPTIONS.

                     6.1 TYPES OF OPTIONS. Options granted under this Plan may be (i) Incentive Stock Options, (ii) Non-Qualified Stock
Options, or (iii) a combination of the foregoing. The Award Agreement shall designate whether an Option is an Incentive Stock Option or a Non-Qualified Stock Option. Any Option which is designated as a Non-Qualified Stock Option shall not be treated by the Company or the Participant to whom the Option is granted as an Incentive Stock Option for federal income tax purposes.

                     6.2 OPTION PRICE. The option price per Share of any Option granted under the Plan shall not be less than the Fair Market
Value of the Shares covered by the Option on the date the Option is granted. Notwithstanding anything herein to the contrary, in the event an Incentive Stock Option is granted to an Employee who, at the time such Incentive Stock Option is granted, is a Ten-Percent Stockholder, then the option price per Share of such Incentive Stock Option shall not be less than one hundred ten percent (110%) of the Fair Market Value of the Shares covered by the Incentive Stock Option on the date the Incentive Stock Option is granted.

                      6.3 TERM OF OPTIONS. Options granted hereunder shall be exercisable for a Term of not more than ten (10) years from the date of grant and shall be subject to earlier termination as hereinafter provided. Each Award Agreement issued hereunder shall specify the Term of the Option, which Term shall be determined by the Committee in accordance with its discretionary authority hereunder. Notwithstanding anything herein to the contrary, in the event an Incentive Stock Option is granted to an Employee who, at the time such Incentive Stock Option is granted, is a Ten-Percent Stockholder, then such Incentive Stock Option shall not be exercisable more than five (5) years from the date of grant and shall be subject to earlier termination as hereinafter provided.

            7. LIMIT ON FAIR MARKET VALUE OF INCENTIVE STOCK OPTIONS. In any calendar year, no Employee may be granted an Incentive Stock Option hereunder to the extent that the aggregate fair market value (such fair market value being determined as of the date of grant of the Option in question) of the Shares with respect to which Incentive Stock Options first become exercisable by the Employee during any calendar year (under all such plans of the Employee's employer corporation, its Parent, if any, and its Subsidiaries, if any) exceeds the sum of One Hundred Thousand Dollars ($ 100,000). For purposes of the preceding sentence, Options shall be taken into account in the order in which they were granted. Any Option granted under the Plan which is intended to be an Incentive Stock Option, but which exceeds the limitation set forth in this Section 7, shall be a Non-Qualified Stock Option to the extent that a portion of the Option exceeds this limitation.

            8.       STOCK APPRECIATION RIGHTS.

                     8.1 GRANT OF SAR. The Committee, in its discretion, may grant an Employee an SAR in tandem with an Option or may grant an Employee an SAR on a stand alone basis. The Committee, in its discretion, may grant an SAR in tandem with an Option either at the time the Option is granted or at any time after the Option is granted, but no later than six (6) months and one (1) day prior to the end of the Term of the Option, so long as the grant of the SAR is made during the period in which grants of SARs may be made under the Plan. The Committee, in its discretion, may grant an

SAR in tandem with an Option, which is exercisable either in lieu of, or in addition to, exercise of the related Option.

     8.2 LIMITATIONS ON EXERCISE. Each SAR granted in tandem with an Option shall be exercisable to the extent, and only to the extent, the related Option is exercisable and shall be for such Term as the Committee may determine (which Term, which is not to exceed ten (10) years, may expire prior to the Term of the related Option). Each SAR granted on a stand alone basis shall be exercisable to the extent, and for such Term, as the Committee may determine. If, and to the extent, an Employee who is subject to Section 16(b) of the Exchange Act is to receive cash in exchange for an SAR, the SAR and any related Option shall be exercisable only during a Window Period. The SARs shall be subject to such other terms and conditions as the Committee, in its discretion, shall determine and which are not otherwise inconsistent with the Plan. The terms and conditions may include Committee approval of the exercise of the SAR, limitations on the time within which and the extent to which such SAR shall be exercisable, and limitations, if any, on the amount of appreciation in value which may be recognized with regard to such SAR. The Company's obligation to any Participant exercising an SAR may be paid in cash or Shares, or partly in cash or Shares, at the sole discretion of the Committee. The Committee shall have at all times final control and authority over the form of payment of any SAR. If, and to the extent that, Shares are issued in satisfaction of amounts payable on exercise of an SAR, the Shares shall be valued at their Fair Market Value on the date of exercise.

     8.3 SARS IN TANDEM WITH INCENTIVE STOCK OPTIONS. With respect to SARs granted in tandem with Incentive Stock Options, the following shall apply:

             (a) No SAR shall be exercisable unless the Fair Market Value of the Shares on the date of exercise exceeds the option price of the related Incentive Stock Option.

             (b) In no event shall any amounts paid pursuant to the SAR exceed the difference between the Fair Market Value of the Shares on the date of exercise and the option price of the related Incentive Stock Option.

             (c) The SAR must expire no later than the last date the related Incentive Stock Option can be exercised.

     8.4 SURRENDER OF OPTION OR SAR GRANTED IN TANDEM. If the Award Agreement related to the grant of an SAR in tandem with an Option provides that the SAR can only be exercised in lieu of the related Option, then, upon exercise of such SAR, the related Option or portion thereof with respect to which such SAR is exercised shall be deemed surrendered and shall not thereafter be exercisable and, similarly, upon exercise of the Option, the related SAR or portion thereof with respect to which such Option is exercised shall be deemed surrendered and shall not thereafter be exercisable. If the Award Agreement related to the grant of an SAR in tandem with an Option provides that the SAR can be exercised in addition to the related Option, then, upon exercise of such SAR, the related Option or portion thereof with respect to which such SAR is exercised shall not be deemed surrendered and shall continue to be exercisable and, similarly, upon exercise of the Option, the related SAR or portion thereof with respect to which such Option is exercised shall not be deemed surrendered and shall continue to be exercisable.

     9.     EXERCISE OF RIGHTS UNDER OPTION OR SAR AWARDS.

            9.1 NOTICE OF EXERCISE. An Employee entitled to exercise an Option or SAR may do so by delivery of a written notice to that effect specifying the number of Shares with respect to which the Option or SAR is being exercised and any other information the Committee may prescribe. Except as provided in Section 9.2 below, the notice shall be accompanied by payment in full of the purchase price of any Shares to be purchased, which payment may be made in cash or, with the Committee's approval (and subject to the requirements of Rule 16b-3), in Shares valued at Fair Market Value at the time of exercise or, with the Committee's approval, a combination thereof. No Shares shall be issued upon exercise of an Option until full payment has been made therefor. All notices or requests provided for herein shall be delivered to the Company as determined by the Committee.

            9.2 CASHLESS EXERCISE PROCEDURES. The Committee, in its sole discretion, may establish procedures whereby an Employee, subject to the requirements of Rule 16b-3, Regulation T, federal income tax laws, and other federal, state and local tax and securities laws, can exercise an Option or a portion thereof without making a direct payment of the option price to the Company. If the Committee so elects to establish a cashless exercise program, the Committee shall determine, in its sole discretion, and from time to time, such administrative procedures and policies as it deems appropriate and such procedures and policies shall be binding on any Employee wishing to utilize the cashless exercise program.

     10. RIGHTS OF OPTION AND SAR HOLDERS. The holder of an Option or SAR shall not have any of the rights of a stockholder with respect to the Shares subject to purchase or issuance under such Award, except to the extent that one or more certificates for such Shares shall be delivered to the holder upon due exercise of the Option or SAR.

     11. RESTRICTED STOCK AWARDS. Restricted Stock Awards granted under the Plan shall be subject to such terms and conditions as the Committee may, in its discretion, determine. Restricted Stock Awards issued under the Plan shall be evidenced by an Award Agreement in such form as the Committee may from time to time determine. Restricted Stock Awards may be subject to restrictions which lapse over time with or without regard to Performance Objectives for a specific Performance Period.

             11.1 RECEIPT OF SHARES. Each Award Agreement shall set forth the number of Shares issuable under the Restricted Stock Award evidenced thereby. Subject to the restrictions of Sections 11.2, 11.3 and 11.4 of the Plan and as set forth in the related Award Agreement, the number of Shares granted under a Restricted Stock Award shall be issued to the recipient Employee thereof on the date of grant of such Restricted Stock Award or as soon as may be practicable thereafter and deposited into escrow, if applicable. If the Committee determines that a Restricted Stock Award is intended to qualify as performance-based compensation under Code Section 162(m)(4)(C), then such Restricted Stock Award shall be subject to the attainment of Performance Objectives for a Performance Period. Such specific Performance Objectives shall be established in writing no later than ninety (90) days after the commencement of the Performance Period to which the Performance Objectives relate, but in no event after twenty-five percent (25%) of the Performance Period has elapsed. In establishing the Performance Objective or Performance Objectives, the Committee shall also establish a schedule or schedules setting forth the portion of the Award which will be earned or forfeited based on the degree of achievement of the Performance Objectives actually achieved or exceeded as determined by the Committee. The Committee may at any time adjust the Performance

Objectives and any schedules and portions of payments related thereto, adjust the way Performance Objectives are measured, or shorten any Performance Period if it determines that conditions or the occurrence of events warrants such actions; provided, that this provision shall not apply to any Restricted Stock Award that is intended to qualify as performance-based compensation under Code
Section 162(m)(4)(C) if and to the extent that it would prevent the Award from so qualifying. The Committee shall have the right to reduce or eliminate the Restricted Stock Award payable upon the attainment of a Performance Objective, but shall not have the discretion to increase an Award upon the attainment of a Performance Objective with respect to a Participant whose compensation for the particular year is subject to the limits on tax deductibility in Code Section 162(m).

           11.2 RIGHTS OF RECIPIENT PARTICIPANTS. Shares received pursuant to Restricted Stock Awards shall be duly issued or transferred to the Participant, and a certificate or certificates for such Shares shall be issued in the Participant's name. Subject to the restrictions in Section 11.3 of the Plan and as set forth in the related Award Agreement, the Participant shall thereupon be a stockholder with respect to all the Shares represented by such certificate or certificates and shall have all the rights of a stockholder with respect to such Shares, including the right to vote such Shares and to receive dividends and other distributions paid with respect to such Shares. As a condition to issuing Shares, the Committee may require a Participant to execute an escrow agreement and any other documents which the Committee may determine. In aid of such restrictions, certificates for Shares awarded hereunder, together with a suitably executed stock power signed by each recipient Participant, shall be held by the Company in its control for the account of such Participant (i) until the restrictions determined by the Committee, in its discretion, and as set forth in the related Award Agreement, lapse pursuant to the Plan or the agreement, at which time a certificate for the appropriate number of Shares (free of all restrictions imposed by the Plan or the Award Agreement except those established by the Committee at the time of grant of the Award) shall be delivered to the Participant, or (ii) until such Shares are forfeited to the Company and cancelled as provided by the Plan or the Award Agreement.

          11.3 NON-TRANSFERABILITY OF RESTRICTED STOCK AWARDS. Until such time as the restrictions determined by the Committee or otherwise set forth in the related Award Agreement have lapsed, the Shares awarded to a Participant and held by the Company pursuant to Section 11.2 of the Plan, and the right to vote such Shares or receive dividends on such Shares, may not be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of; provided, however, that, if so provided in the Award Agreement, such Shares may be transferred upon the death of the Participant to such of his legal representatives, heirs and legatees as may be entitled thereto by will or the laws of intestacy.

          11.4 RESTRICTIONS. Shares received pursuant to Restricted Stock Awards shall be subject to the terms and conditions as the Committee may determine, including, without limitation, restrictions on the sale, assignment, transfer or other disposition of such Shares and the requirement that the Participant forfeit such Shares back to the Company upon termination of employment for any reason or for specified reasons.

     12.  PERFORMANCE AWARDS.

          12.1 PERFORMANCE PERIODS. The Committee shall establish Performance Periods applicable to Performance Awards. There shall be no limitation on the number of Performance Periods established by the Committee and more than one Performance Period may encompass the same fiscal year.

      12.2 PERFORMANCE OBJECTIVES. If the Committee determines that a Performance Award is intended to qualify as performance-based compensation under Code Section 162(m)(4)(C), then such Performance Award shall be subject to the attainment of Performance Objectives for a Performance Period. Such specific Performance Objectives shall be established in writing no later than ninety (90) days after the commencement of the Performance Period to which the Performance Objectives relate, but in no event after twenty-five percent (25%) of the Performance Period has elapsed. In establishing the Performance Objective or Performance Objectives, the Committee shall also establish a schedule or schedules setting forth the portion of the Performance Award which will be earned or forfeited based on the degree of achievement of the Performance Objectives actually achieved or exceeded as determined by the Committee. The Committee may at any time adjust the Performance Objectives and any schedules and portions of payments related thereto, adjust the way Performance Objectives are measured, or shorten any Performance Period if it determines that conditions or the occurrence of events warrant such actions; provided, that this provision shall not apply to any Performance Award that is intended to qualify as performance-based compensation under Code Section 162(m)(4)(C) if and to the extent that it would prevent the Award from so qualifying. The Committee shall have the right to reduce or eliminate the compensation or Award payable upon the attainment of a Performance Objective but shall not have the discretion to increase an Award upon the attainment of a Performance Objective with respect to a Participant whose compensation for the particular year is subject to the limits on tax deductibility in Code Section 162(m).

     12.3 GRANTS OF PERFORMANCE AWARDS. Performance Awards may be granted under the Plan in such form and to such Employees as the Committee may from time to time approve. Performance Awards may be granted alone, in addition to or in tandem with other Awards under the Plan. Subject to the terms of the Plan, the Committee shall determine the amount or number of Performance Awards to be granted to a Participant and the Committee may impose different terms and conditions on any particular Performance Award granted to any Participant. Each grant of a Performance Award shall be evidenced by a written instrument stating the number of Performance Shares or Performance Units granted, the Performance Period, the Performance Objective or Performance Objectives, the proportion of payments for performance between the minimum and full performance levels, if any, restrictions applicable to Shares receivable in settlement, if any, and any other terms, conditions, restrictions and rights with respect to such grant as determined by the Committee. The Committee may determine that the Participant forfeit such Performance Awards back to the Company upon termination of employment for any reason or for specified reasons. The Committee may provide, in its sole discretion, that during a Performance Period, a Participant shall be paid cash amounts, with respect to each Performance Share or Performance Unit held by such individual in the same manner, at the same time, and in the same amount paid, as a dividend on any Share.

     12.4 NONTRANSFERABILITY OF PERFORMANCE AWARDS. Until such time as the Performance Objectives as determined by the Committee have been met and until any restrictions upon the Shares issued pursuant to any Performance Awards have lapsed, Performance Awards and any rights related thereto may not be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of by any Participant.

           12.5 PAYMENT OF AWARDS. As soon as practicable after the end of the applicable Performance Period as determined by the Committee, the Committee shall determine the extent to which the Performance Objectives have been met and the extent to which Performance Awards are payable. Payment and settlement of a Performance Award shall be as follows:

                    (a) In the case of Performance Shares, one or more stock certificates representing the number of Shares payable shall be delivered to the Participant, free of all restrictions except those established by the Committee at the time of the grant of the Performance Shares; and

                    (b) In the case of Performance Units, entirely in cash, entirely in Shares, or in such combination of Shares and cash as the Committee may determine, in its discretion, at any time prior to such payment. If payment is to be made in the form of cash, the amount payable for each Performance Unit earned shall be equal to the dollar value of each Performance Unit (as determined by the Committee) times the number of earned Performance Units.

     13. AWARD TERMS AND CONDITIONS. Each Award Agreement setting forth an Award shall contain such other terms and conditions not inconsistent herewith as shall be approved by the Board or by the Committee. The Committee shall from time to time adopt policies and procedures applicable to Awards that will govern the lapse or non-lapse of restrictions and the rights of Participants and beneficiaries in the event of death, disability, termination of employment, or retirement of Participants or upon the occurrence of any other event determined by the Committee, in its sole discretion, to be appropriate. The Committee shall have authority to define disability and retirement and other terms, and the Committee's policies and procedures may differ with respect to Awards granted at different times. A Participant's rights in the event of death, disability, termination of employment, or retirement or such other events shall be set forth in the Award Agreement that evidences an Award to the Participant.

     14. NONTRANSFERABILITY OF AWARDS. No Award under the Plan and no rights and interests therein, including the right to any amounts or Shares payable, may be assigned, pledged, hypothecated or otherwise transferred by a Participant except, in the event of a Participant's death to his or her designated beneficiary or, in the absence of such designation, by will or the laws of descent and distribution to the extent so permitted under the terms of the Award Agreement. During the lifetime of a Participant, Options and SARs are exercisable only by, and payments in settlement of Awards will be payable only to, the Participant or his or her legal representative.

     15. VESTING OF AWARDS. The Committee may, in its sole discretion, grant Awards which vest over time and/or are based upon satisfaction of Performance Objectives. The Committee may, in its discretion, modify or change any Performance Objectives concerning any Award or accelerate the vesting of any Award; provided that the Committee shall not modify or change any Performance Objective or accelerate the vesting of any Award that is intended to qualify as performance-based compensation under Code Section 162(m)(4)(C) if and to the extent that such modification, change or acceleration would prevent the Award from so qualifying.

     16. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. In the event of changes in all of the outstanding Shares by reason of stock dividends, stock splits, recapitalizations, mergers, consolidations, combinations, or exchanges of shares, separations, reorganizations or liquidations or similar events or in the event of extraordinary cash or non-cash dividends being declared with respect to outstanding Shares or other similar transactions, the number and class of Shares available under the Plan in the aggregate, the number and class of Shares subject to Awards theretofore granted, the number of SARs therefore granted, applicable purchase prices, applicable Performance Objectives for the Performance Periods not yet completed and performance levels and portion of payments related thereto, and all other applicable provisions, shall, subject to the provisions of the Plan, be equitably adjusted by the Committee. The foregoing adjustment and the manner of application of the foregoing provisions shall be determined by the Committee in its sole discretion. Any such adjustment may provide for the elimination of any fractional Share which might otherwise become subject to an Award.

     17.     CHANGE IN CONTROL.

             17.1  EFFECT ON AWARDS.  In the event of a Change in Control, then
(i) all Options, SARs and Options in tandem with SARs then outstanding shall become fully exercisable as of the date of the Change in Control, whether or not then exercisable, (ii) all restrictions and conditions of all Restricted Stock Awards then outstanding shall be deemed satisfied as of the date of the Change in Control, and (iii) all Performance Shares and Performance Units shall be deemed to have been fully earned as of the date of the Change in Control. Moreover, the Committee, in its sole discretion, may at any time, and subject to the terms and conditions as it may impose: (a) grant Awards that become exercisable only in the event of a Change in Control, (b) provide for Awards to be exercised automatically and only for cash in the event of a Change in Control, and (c) provide in advance or at the time of a Change in Control for cash to be paid in settlement of any Award in the event of a Change in Control.

             17.2 TERMINATION OF EMPLOYMENT. Notwithstanding anything contained in this Plan to the contrary, in the event a Change in Control takes place and a Participant's employment is terminated prior to the Change in Control and the Participant reasonably demonstrates that such termination (i) was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a Change in Control and who effectuates the Change in Control or (ii) otherwise occurred in connection with or in anticipation of a Change in Control which actually occurs, then for all purposes of this Plan, the date of the Change in Control in respect of such Participant shall mean the date immediately prior to the date of termination of such Participant's employment.

     18. FORM OF AWARDS. Nothing contained in the Plan nor any resolution adopted or to be adopted by the Board or the stockholders of the Company shall constitute the granting of any Award. An Award shall be granted hereunder at such date or dates as the Committee may determine, subject to the Plan. Whenever the Committee determines to grant an Award, the Secretary or the President of the Company, or such other person as the Committee appoints, shall send notice thereof to the Employee, in such form as the Committee approves, stating the number of Shares, units and SARs subject to the Award, its Term, and the other provisions, restrictions and conditions thereof. The notice shall be accompanied by a written Award Agreement (and, in the case of a Restricted Stock Award, by a blank stock power and/or escrow agreement for execution by the Employee) which shall have been duly executed by or on behalf of the Company. If the surrender of previously issued Awards is made a condition of the grant, the notice shall set forth the pertinent details of such condition. Execution of an Award Agreement by the recipient in accordance with the provisions of the Plan shall be a condition precedent to the exercise or settlement of any Award.

     19.     WITHHOLDING FOR TAXES.

             19.1 COMPANY'S RIGHT TO PAYMENT FOR TAXES REQUIRED TO BE WITHHELD. The Company shall have the right, before any payment is made or a certificate for any Shares is delivered or any Shares are credited to any brokerage account, to deduct or withhold from any payment under the Plan any Federal, state, local or other taxes, including transfer taxes, required by law to be withheld or to require the Participant or his beneficiary or estate, as the case may be, to pay any amount, or the balance of any amount, required to be withheld. The Company may elect to deduct such taxes from any amounts payable then or any time thereafter in cash or Shares or otherwise to the Employee and, in the Committee's discretion, the Committee may permit the payment of such taxes from Shares previously held by any Participant. If the Employee disposes of Shares acquired pursuant to an Incentive Stock Option in any transaction considered to be a disqualifying transaction under Sections 421 and 422 of the Code, the Employee must give the Company written notice of such transfer and the Company shall have the right to deduct any taxes required by law to be withheld from any amounts otherwise payable to the Employee.

             19.2 EMPLOYEE ELECTION TO WITHHOLD SHARES. The Committee may permit an Employee who is subject to Section 16(b) of the Exchange Act to satisfy his or her tax liability with respect to the exercise, vesting or settlement of an Award, by having the Company withhold Shares otherwise issuable upon the exercise, vesting or settlement of the Award if such Employee makes an irrevocable election, by way of a written statement in a form acceptable to the Committee, at least six (6) months before the date the Employee recognizes federal taxable income with respect to the receipt of such Shares or during any Window Period. With regards to any determination made during a Window Period, the Committee shall have the sole discretion to determine the form in which payment of the tax liability will be made (by cash, securities or any combination thereof) and to approve any such election.

     20. TERMINATION OF PLAN. The Plan shall terminate ten (10) years from the date hereof, and an Award shall not be granted under the Plan after that date although the terms of any Awards may be amended at any date prior to the end of its Term in accordance with the Plan. Any Awards outstanding at the time of termination of the Plan shall continue in full force and effect according to the terms and conditions of the Award and this Plan.

     21. AMENDMENT OF THE PLAN. The Plan may be amended at any time and from time to time by the Board, but no amendment without the approval of the stockholders of the Company shall be made if stockholder approval under
Section 422 of the Code or Rule 16b-3 would be required. Notwithstanding the previous sentence, no amendment to the Plan shall be made without the approval of the stockholders of the Company which would change the material terms of performance goals that were previously approved by the Company's stockholders within the meaning of Proposed Treasury Regulation Section 1.162-27(e)(4)(vi) or a successor provision, unless the Board determines that such approval is not necessary to avoid loss of a deduction under Section 162(m) of the Code, such approval will not avoid such a loss of deduction or such approval is not advisable. Notwithstanding the discretionary authority granted to the Committee in Section 4 of the Plan, no amendment of the Plan or any Award granted under the Plan shall impair any of the rights of any Participant, without his or her consent, under any Award theretofore granted under the Plan.

     22.     GOVERNING LAW; REGULATIONS AND APPROVALS.

             22.1 GOVERNING LAW. This Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance of the laws of the State of Georgia without giving effect to the conflicts of laws principles thereof, except to the extent that such laws are preempted by federal law.

             22.2 DELIVERY OF SHARES. The obligation of the Company to issue, sell and deliver Shares with respect to any Awards granted under this Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

             22.3 SECURITIES ACT REQUIREMENTS. No award shall be granted and no certificates for Shares pursuant to the grant or exercise of an Award shall be delivered pursuant to this Plan if the grant or delivery would, in the opinion of counsel for the Company, violate the Securities Act or any other Federal or state statutes having similar requirements as may be in effect at that time. As a condition of the issuance of any Shares pursuant to the grant or exercise of an Award under this Plan, the Committee may require the recipient to furnish a written representation that he or she is acquiring the Shares for investment and not with a view to distribution to the public. In the event that the disposition of Shares acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act, as amended, and is not otherwise exempt from such registration, such Shares shall be restricted against transfer to the extent required by the Securities Act and Rule 144 of the Securities Act or the regulations hereunder.

             22.4 LISTING AND REGULATORY REQUIREMENTS. Each Award is subject to the further requirements that, if at any time the Committee shall determine, in its discretion, that the listing, registration or qualification of the Shares subject to the Award is required by any securities exchange or under any applicable law or the rule of any regulatory body, or is necessary or desirable as a condition of, or in connection with, the granting of such Award or the issuance of Shares thereunder, such Award will not be granted or exercised and the Shares may not be issued unless and until such listing, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

              22.5 SECTION 16. With respect to persons subject to Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision under the Plan or action by the Committee fails to so comply, it shall be deemed null and void to the extent permitted by law and deemed advisable by the Committee.

              22.6 PERFORMANCE-BASED COMPENSATION. The Plan is intended to give the Committee the authority, in its discretion, to grant Awards that qualify as performance-based compensation under Code Section 162(m)(4)(C).

     23. DEFERRAL ELECTIONS. The Committee may permit any Participant receiving an Award to elect to defer his or her receipt of a payment of cash or the delivery of Shares that would be otherwise due such individual by virtue of the exercise, settlement, vesting or lapse of restrictions regarding any Award made under the Plan. If any such election is permitted, the Committee shall establish rules and procedures for such payment deferrals, including the possible payment or crediting of reasonable interest on such deferred amounts credited in cash and the payment or crediting of dividend equivalents in respect of deferrals credited in Shares.

     24.     MISCELLANEOUS.

             24.1 EMPLOYMENT RIGHTS. Neither the Plan nor any action taken hereunder shall be construed as giving any Employee the right to participate under the Plan, and a grant of an Award under the Plan shall not be construed as giving any recipient of the grant any right to be retained in the employ of the Company.

             24.2 NO TRUST OR FUND CREATED. Neither the Plan nor any grant made hereunder shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and any recipient of a grant of an Award or any other person. To the extent that any person acquires a right to receive payments from the Company pursuant to a grant under the Plan, such right shall be no greater than the right of any unsecured general creditor of the Company. Nothing herein shall prevent or prohibit the Company from establishing a trust or other arrangement for the purpose of providing for the payment of the benefits payable under the Plan.

             24.3 FEES AND COSTS. The Company shall pay all original issue taxes on the exercise of any Award granted under the Plan and all other fees and expenses necessarily incurred by the Company in connection therewith .

             24.4 AWARDS TO FOREIGN NATIONALS. Without amending the Plan, Awards may be granted to participants who are foreign nationals or who are employed outside the United States or both, on such terms and conditions different than those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to further the purpose of the Plan.

             24.5 OTHER PROVISIONS. As used in the Plan, and in Awards and other documents prepared in implementation of the Plan, references to the masculine pronoun shall be deemed to refer to the feminine or neuter, and references in the singular or the plural shall refer to the plural or the singular, as the identity of the person or persons or entity or entities being referred to may require. The captions used in the Plan and in such Awards and other documents prepared in implementation of the Plan are for convenience only and shall not affect the meaning of any provision hereof or thereof.

     25. EFFECTIVENESS OF THE PLAN. The Plan shall become effective when approved by the Board. The Plan shall thereafter be submitted to the Company's stockholders for approval and unless the Plan is approved by the affirmative votes of the holders of shares having a majority of the voting power of all shares represented at a meeting duly held in accordance with Georgia law within twelve (12) months after being approved by the Board, the Plan and all Awards made under it shall be void and of no force and effect.

     To record the adoption of the Plan by the Board on August 25, 1994, the Company has caused its authorized officers to affix the corporate name and seal hereto.

                                                    SCIENTIFIC-ATLANTA, INC.

                                               By: ___________________
                                               Name: _________________
                                               Title: ________________


                                               By: ___________________
                                               Name: _________________
                                               Title: ________________





[Seal]

     The following is being filed to comply with Item 10 of Schedule 14A




                            SCIENTIFIC-ATLANTA, INC

                      SENIOR OFFICER ANNUAL INCENTIVE PLAN












                                      As adopted by the Board of Directors on
                                                                June 22, 1994
                                                   and by the stockholders on
                                                          _____________, 1994

                                                        As adopted June 22, 1994

                            SCIENTIFIC-ATLANTA, INC.
                      SENIOR OFFICER ANNUAL INCENTIVE PLAN


1.     PURPOSE

       The purpose of this Plan is to improve the return to the Company's stockholders by providing incentives for the Chief Executive Officer (and any other Plan Participants) of the Company for superior performance. Performance Objectives, i.e. standards of performance, are set at such a level as to require the Participants to excel in attaining them. To these ends, the Plan provides a means of rewarding the Participants for contributing through their individual performance to the objectives of the Company.

2.     DEFINITIONS

       Unless the context otherwise requires, the words which follow shall have the following meaning:

      (a)  "Plan" - This Senior Officer Annual Incentive Plan.

      (b) "Business Unit" - An organizational unit, i.e., business division or group.

      (c)  "Board" - The Board of Directors of the Company.

      (d) "Code" - The Internal Revenue Code of 1986, as amended from time to time, and reference to any specific provisions of the Code shall refer to the corresponding provisions of the Code as it may hereafter be amended or replaced.

      (e)  "Company" - Scientific-Atlanta, Inc.

      (f) "Committee" - The Human Resources and Compensation Committee of the Board of Directors or any other committee appointed by the Board whose members meet the requirements for eligibility to serve set forth in Section 3 of the Plan and which is vested by the Board with responsibility for the administration of the Plan; provided





                                                      Scientific-Atlanta, Inc.
                                          Senior Officer Annual Incentive Plan
           however, that only those members of the Human Resources and Compensation Committee of the Board who participate in decisions relative to Performance Objectives and payments under this plan shall be deemed to be part of the "Committee" for purposes of this Plan.

      (g)  "Exchange Act" - The Securities Exchange Act of 1934, as amended.

      (h)  "Plan Year" - A fiscal year of the Company.

      (i) "Performance Objectives" - The specific targets and objectives established by the Committee under any or all of the following four categories: profit before taxes, return on net assets, revenue growth and gross margin. Performance Objectives shall be determined and measured in accordance with generally accepted accounting principles as utilized by the Company in its reports filed under the Exchange Act.

      (j) "Participant" - A person selected in accordance with paragraph 4 of the Plan to receive a cash bonus in accordance with this Plan.

      (k) "Target" - Payment to be authorized by the Committee upon meeting 100% of Performance Objectives.

3.     ADMINISTRATION AND INTERPRETATION OF THE PLAN

       The Board shall appoint the Committee, which shall consist of not less than two members of the Board. Unless the Board determines otherwise, the Committee shall be comprised solely of "outside" directors within the meaning of Section 162 (m)(4)(C)(i) of the Code.

       The Committee shall have the power to, (i) approve eligible Participants, (ii) approve payments under the Plan, (iii) interpret the Plan,
(iv) adopt, amend and rescind rules and regulations relating to the Plan, and
(v) make all other determinations and take all other actions necessary or desirable for the Plan's administration.

       The decision of the Committee on any question concerning the interpretation and administration of the Plan shall be final and conclusive. Subject to paragraph 7 hereof, nothing in the Plan shall give any employee, his legal representative or assigns, any right to a bonus or otherwise to participate in the Plan except as the Committee may determine after the conclusion of a Plan Year.





                                                      Scientific-Atlanta, Inc.
                                          Senior Officer Annual Incentive Plan

4.     ELIGIBLE PARTICIPANTS

       Participants will be the Chief Executive Officer and any other senior officers who are designated and are approved by the Committee to receive a cash bonus under the Plan; provided, however, that if a Change in Control (as defined in paragraph 7) occurs prior to the time Participants are determined for the Plan Year in which the Change in Control occurs, all persons who were Participants in the prior Plan Year and who are active employees of the Company as of the date of the Change in Control shall be Participants for such Plan Year.

       Except as the Committee may otherwise determine, Participants for any Plan Year must serve as key officers of the Company and except as the Committee may otherwise determine or as provided in Section 7, Participants for any Plan Year must be active employees of the Company when the Committee meets and approves cash bonuses after the end of the Plan Year.

       Pro-rated bonuses may be awarded to persons who retire under a retirement plan of the Company or become disabled during a Plan Year and to the estates or beneficiaries of persons who die during a Plan Year.

5.     DETERMINATION OF INCENTIVE COMPENSATION AWARDS

       The Committee shall establish one or more specific Performance Objectives for a Plan Year and such Performance Objectives shall be established within 90 days of the beginning of the Plan Year. The Committee shall also establish a schedule or schedules setting forth the amount to be paid based on the extent to which the Performance Objectives are actually achieved as determined by the Committee. The Committee may at any time adjust the Performance Objectives and any schedules of payments related thereto or adjust the way Performance Objectives are measured; provided, that this provision shall not apply to any payment that is intended to qualify as performance-based compensation under Code Section 162(m)(4)C) if and to the extent that it would prevent the payment from so qualifying. The Committee shall have the right to reduce or eliminate the compensation payable upon the attainment of a Performance Objective but shall not have the discretion to increase a payment upon the attainment of a Performance Objective.



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                                            Senior Officer Annual Incentive Plan


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
6.     PAYMENT OF INCENTIVE COMPENSATION AWARDS

       Except as provided in paragraph 7, bonuses awarded under this Plan will be fully paid in cash within 90 days after the end of the Plan Year, or deferred in whole or in part based on a written request for deferral submitted by the Participant and approved by the Company in accordance with procedures established by the Company.

       Any amounts paid as incentive compensation under this Plan shall be considered as compensation to the Participant for the purpose of the Company's Retirement Plan and disability and life insurance programs unless and to the extent that such compensation is expressly excluded by the provisions of the Retirement Plan or the instruments establishing such programs, but such amounts shall not be considered as compensation for purposes of any other incentive plan or other benefits unless the written instrument establishing such other plan or benefits expressly includes compensation paid under this Plan.

       The maximum dollar value with respect to payments under this Plan to any Participant in any single Plan Year shall be $600,000.

7.     CHANGE IN CONTROL OF THE COMPANY

       (a) Contrary Provisions. Notwithstanding anything contained in this Plan to the contrary, the provisions of this Paragraph 7 shall govern and supersede any inconsistent terms or provisions of this Plan.

       (b) Change in Control. For purposes of this Plan, a Change in Control shall mean any of the following events:

            (1) The acquisition in one or more transactions by any "Person"
                (as the term person is used for purposes of Section
                13(d) or 14(d) of the Exchange Act) of "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty percent (20%) or more of the combined voting power of the Company's then outstanding voting securities (the "Voting Securities"), provided, however, that for purposes of this Section 7(b)(1), any Voting Securities acquired directly from the Company by any Person shall be excluded from the





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                                          Senior Officer Annual Incentive Plan
                determination of such Person's Beneficial Ownership of Voting Securities (but such Voting Securities shall be included in the calculation of the total number of Voting Securities then outstanding); or

            (2) The individuals who are members of the Incumbent
                Board (as defined below), cease for any reason to constitute at least two-thirds of the Board. The "Incumbent Board" shall include the individuals who as of August 20, 1990 were members of the Board and any individual becoming a director subsequent to August 20, 1990 whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board; provided, however, that any individual who is not a member of the Incumbent Board at the time he or she becomes a member of the Board shall become a member of the Incumbent Board upon the completion of two full years as a member of the Board; provided, further, however, that notwithstanding the foregoing, no individual shall be considered a member of the Incumbent Board if such individual initially assumed office (i) as a result of either an actual or threatened "election contest" (within the meaning of Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a "Proxy Contest"), or (ii) with the approval of the other Board members, but by reason of any agreement intended to avoid or settle a Proxy Contest; or

            (3) Approval by stockholders of the Company of (i) a
                merger or consolidation involving the Company if the stockholders of the Company, immediately before such merger or consolidation, do not own, directly or indirectly immediately following such merger or consolidation, more than eighty percent (80%) of the combined voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation in substantially the same proportion as their ownership of the Voting Securities immediately before such merger or consolidation, or (ii) a complete liquidation or dissolution of the





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                                        Senior Officer Annual Incentive Plan

                Company or an agreement for the sale or other disposition of all or substantially all of the assets of the Company.

                Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because twenty percent (20%) or more of the then outstanding Voting Securities is acquired by (i) a trustee or other fiduciary holding securities under one or more employee benefit plans maintained by the Company or any of its subsidiaries or (ii) any corporation which, immediately prior to such acquisition, is owned directly or indirectly by the stockholders of the Company in the same proportion as their ownership of stock in the Company immediately prior to such acquisition.

                Moreover, notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the "Subject Person") acquired Beneficial Ownership of more than the permitted amount of the outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities outstanding, increases the proportional number of shares Beneficially Owned by the Subject Person, provided, that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Voting Securities which increases the Percentage of the then outstanding Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

                Notwithstanding anything contained in this Plan to the contrary, if a Participant's employment is terminated prior to a Change in Control and the Participant reasonably demonstrates that such termination (i) was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a Change in Control and who effectuates a Change in Control or (ii) otherwise occurred in connection with or in anticipation of a Change in Control which actually occurs, then for all purposes of this Plan, the date of a Change in Control in





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                                        Senior Officer Annual Incentive Plan


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
                respect of such Participant shall mean the date immediately prior to the date of termination of such Participant's employment.

 (c) Payment Upon a Change in Control. Upon a Change in Control, the bonus for Performance Objectives which have been met in any Plan Year ending prior to the date of the Change in Control for which payment has not previously been made shall be unconditionally payable in cash to each Participant.

      If a Change in Control occurs with approval of the Board granted prior to any such Change in Control, cash bonuses for the Plan Year during which the Change in Control occurs shall be unconditionally payable to each Participant, such bonuses to be 50% of the Target for each such Participant or such higher amount as may be approved by the Committee.

      If a Change in Control occurs without approval of the Board granted prior to any such Change in Control, cash bonuses for the Plan Year during which the Change in Control occurs shall be unconditionally payable to each Participant, such bonuses to be 100% of the Target for each Participant; provided, however, that in any case, if a Change in Control occurs before Targets shall have been established for a Plan Year, the Targets for such Plan Year shall be no less favorable to the Participants than the Targets for the prior Plan Year.

      Unless the Committee directs an earlier payment, bonuses payable in accordance with this paragraph 7(c) shall be paid in cash on or before the earlier of the date which is five (5) days following the date of the Change of Control or the date determined in accordance with Paragraph 6 above.

 (d) Continuation of the Plan. For a period of two (2) Plan Years following the Plan Year in which a Change of Control occurs, the Plan shall not be terminated or amended in any way (including, but not limited to, restricting or limiting the right to participate in the Plan of any person who is a Participant on the day prior to the date of the Change of Control), nor shall the manner in which the Plan is administered be changed in a way that adversely affects the level of





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                                         Senior Officer Annual Incentive Plan


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
       participation or reward opportunities of any participant; provided, however, that the Plan shall be amended as necessary to make appropriate adjustments for (i) any negative effect that the costs and expenses incurred by the Company and its Subsidiaries in connection with the Change in Control may have on the benefits payable under the Plan and
       (ii) any changes to the Company and/or its Subsidiaries (including, but not limited to, changes in corporate structure or capitalization, acquisitions or dispositions and increased interest expense as a result of the incurrence or assumption by the Company of acquisition indebtedness) following the Change in Control so as to preserve the reward opportunities and performance targets for comparable performance under the Plan as in effect on the date immediately prior to the Change in Control.

  (e)  Amendment or Termination.

       (i) This paragraph 7 shall not be amended or terminated at any time following a Change in Control.

       (ii) Any amendment or termination of the Plan prior to a Change in Control which (1) was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a Change in Control or (2) otherwise arose in connection with or in anticipation of a Change in Control, shall be null and void and shall have no effect whatsoever.

  (f) Trust Arrangement. All benefits under the Plan shall be paid by the Company. The Plan shall be unfunded and the benefits hereunder shall be paid only from the general assets of the Company; provided, however, nothing herein shall prevent or prohibit the Company from establishing a trust or other arrangement for the purpose of providing for the payment of the benefits payable under the Plan.

8. NON-ASSIGNABILITY

   No bonus awarded under this Plan nor any right or benefit under this Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber or





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                                          Senior Officer Annual Incentive Plan


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
charge the same shall be void and shall not be recognized or given effect by the Company.

9.     AMENDMENT OF THE PLAN

       This Plan may be amended at any time and from time to time by the Board. Not withstanding the previous sentence, no amendment to the Plan shall be made without the approval of the stockholders of the Company which would change the material terms of performance goals that were previously approved by the Company's stockholders within the meaning of Proposed Treasury Regulation
Section 1.162.27(e)(4)(vi) or a successor provision, unless the Board determines that such approval is not necessary to avoid loss of a deduction under Section 162 (m) of the Code, such approval will not avoid such a loss of deduction or such approval is not advisable.

10.    NO RIGHT TO EMPLOYMENT

       Nothing in this Plan or in any notice of award pursuant to this Plan shall confer upon any person the right to continue in the employment of the Company nor affect the Company's right to terminate the employment of any person.

11.    PERFORMANCE - BASED COMPENSATION

       This Plan is intended to give the Committee the authority, in its discretion, to make payments that qualify as performance-based compensation under Code Section 162(m)(4)(C).

12.    EFFECTIVENESS OF PLAN

       This Plan shall become effective when approved by the Board. This Plan shall thereafter be submitted to the Company's stockholders for approval and unless this Plan is approved by the affirmative votes of the holders of shares having a majority of the voting power of all shares represented at a meeting duly held in accordance with Georgia law within twelve (12) months after being approved by the Board, this Plan and all awards made under it shall be void and of no force and effect.





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                                        Senior Officer Annual Incentive Plan

     To record the adoption of this Plan by the Board on June 22, 1994, the Company has caused its authorized officers to affix the corporate name and seal hereto.




                                           SCIENTIFIC-ATLANTA, INC.

                                    By:  /s/ Brian C. Koenig
                                         --------------------------------
                                         Vice President - Human Resources


Attest:
  /s/ W. E. Eason, Jr.
  --------------------
  Secretary





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                                        Senior Officer Annual Incentive Plan


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